================================================================================
                                                                    EXHIBIT 10.2


                            STOCK PURCHASE AGREEMENT


                                     AMONG

                         HEALTHDYNE TECHNOLOGIES, INC.

                               PASQUALE J. COSTA

                                      AND

                                RICHARD W. HOLT



                           DATED AS OF JUNE 27, 1996



================================================================================

                               TABLE OF CONTENTS


ARTICLE ONE - SALE AND PURCHASE OF SHARES

 1.1  SALE OF SHARES AT THE CLOSING.............................  1
      -----------------------------
 1.2  PURCHASE PRICE............................................  1
      --------------
 1.3  PAYMENT OF PURCHASE PRICE.................................  1
      -------------------------

ARTICLE TWO - CLOSING

 2.1  CLOSING DATE..............................................  3
      ------------
 2.2  DELIVERIES OF SELLERS.....................................  3
      ---------------------
 2.3  DELIVERIES OF PURCHASER...................................  3
      -----------------------

ARTICLE THREE - ADDITIONAL AGREEMENTS

 3.1  CONFIDENTIALITY...........................................  4
      ---------------
 3.2  ACCESS TO PREMISES, RECORDS, PROPERTIES, SUPPLIERS,
      ---------------------------------------------------
      CUSTOMERS AND EMPLOYEES...................................  4
      -----------------------
 3.3  PUBLICITY.................................................  5
      ---------
 3.4  ACQUISITION PROPOSALS.....................................  5
      ---------------------
 3.5  APPROVALS AND CONSENTS....................................  5
      ----------------------
 3.6  COOPERATION OF THE PARTIES................................  5
      --------------------------
 3.7  EXPENSES..................................................  5
      --------
 3.8  BROKERS...................................................  6
      -------
 3.9  CONSULTING AGREEMENTS.....................................  6
      ---------------------
3.10  CORPORATE NAMES...........................................  6
      ---------------
3.11  REDESIGNED WALLABY HALOGEN LIGHT..........................  6
      --------------------------------
3.12  HIGH INTENSITY PRODUCT....................................  6
      ----------------------
3.13  BREAK-UP FEES.............................................  6
      -------------
3.14  SUPPLY AGREEMENTS.........................................  6
      -----------------
3.15  RIGHT TO PRACTICE OPINION.................................  7
      -------------------------
3.16  FURTHER ACTION............................................  7
      --------------

ARTICLE FOUR - REPRESENTATIONS AND WARRANTIES OF SELLERS

 4.1  VALIDITY..................................................  8
      --------
 4.2  SCHEDULES.................................................  8
      ---------
 4.3  CORPORATE AND FINANCIAL...................................  8
      -----------------------
      4.3.1. CORPORATE STATUS...................................  8
             ----------------
      4.3.2  AUTHORITY; NO CONFLICT.............................  9
             ----------------------
      4.3.3  CAPITAL STRUCTURE..................................  9
             -----------------
      4.3.4  TITLE TO SHARES.................................... 10
             ---------------

           4.3.5  CORPORATE RECORDS..................................  10
                  -----------------
           4.3.6  TAXES..............................................  11
                  -----
           4.3.7  FINANCIAL STATEMENTS...............................  11
                  --------------------
           4.3.8  ACCOUNTS...........................................  12
                  --------
           4.3.9  NOTES AND ACCOUNTS RECEIVABLE......................  12
                  -----------------------------
           4.3.10 LIABILITIES........................................  12
                  -----------
           4.3.11 ABSENCE OF CHANGES.................................  13
                  -----------------
           4.3.12 LITIGATION AND PROCEEDINGS.........................  15
             --------------------------
      4.4  BUSINESS OPERATIONS.......................................  15
           -------------------
           4.4.1  CUSTOMERS AND ACCOUNTS.............................  15
                  ----------------------
           4.4.2  SUPPLIERS..........................................  15
                  ---------
           4.4.3  PERMITS; COMPLIANCE WITH LAW.......................  15
                  ----------------------------
           4.4.4  ENVIRONMENTAL......................................  16
                  -------------
           4.4.5  INSURANCE..........................................  18
                  ---------
      4.5  CONTRACTS; PROPERTIES AND ASSETS..........................  19
           --------------------------------
           4.5.1  CONTRACTS AND COMMITMENTS..........................  19
                  -------------------------
           4.5.2  LICENSES; INTELLECTUAL PROPERTY....................  19
                  -------------------------------
           4.5.3  TITLE TO PROPERTIES................................  20
                  -------------------
           4.5.4  CONDITIONS OF PROPERTIES...........................  20
                  ------------------------
           4.5.5  REAL PROPERTY AND LEASES...........................  20
                  ------------------------
           4.5.6  INVENTORIES........................................  21
                  -----------
      4.6  EMPLOYEES AND BENEFITS....................................  21
           ----------------------
           4.6.1  DIRECTORS OR OFFICERS..............................  21
                  ---------------------
           4.6.2  COMPENSATION STRUCTURE.............................  21
                  ----------------------
           4.6.3  EMPLOYEE BENEFITS..................................  22
                  -----------------
           4.6.4  LABOR-RELATED MATTERS..............................  23
                  ---------------------
           4.6.5  TRANSACTIONS WITH MANAGEMENT.......................  23
                  ----------------------------
      4.7  OTHER.....................................................  24
           -----
           4.7.1  APPROVALS AND CONSENTS.............................  24
                  ----------------------
           4.7.2  DEFAULT............................................  24
                  -------
           4.7.3  REPRESENTATIONS AND WARRANTIES.....................  24
                  ------------------------------

ARTICLE FIVE - CONDUCT OF BUSINESS OF FMP PENDING CLOSING

      5.1  CONDUCT OF BUSINESS.......................................  25
           -------------------
      5.2  MAINTENANCE OF PROPERTIES.................................  25
           -------------------------
      5.3  INSURANCE.................................................  25
           ---------
      5.4  ISSUANCE OF SECURITIES....................................  25
           ----------------------
      5.5  DIVIDENDS.................................................  25
           ---------
      5.6  AMENDMENT OF CHARTER; CORPORATE EXISTENCE.................  25
           -----------------------------------------
      5.7  NO ACQUISITIONS...........................................  25
           ---------------
      5.8  DISPOSITION OF ASSETS.....................................  25
           ---------------------
      5.9  COMPENSATION..............................................  26
           ------------
      5.10 BANKING ARRANGEMENTS......................................  26
           --------------------

   5.11    INDEBTEDNESS..............................................  26
           -------------
   5.12    PAYMENT OF DEBT...........................................  26
           ---------------
   5.13    BENEFIT PLANS.............................................  26
           -------------
   5.14    CONTRACTS.................................................  26
           ---------
   5.15    BOOKS AND RECORDS.........................................  26
           -----------------
   5.16    OTHER ACTIONS.............................................  26
           -------------
   5.17    ADVISE OF CHANGES.........................................  27
           -----------------

ARTICLE SIX - REPRESENTATIONS AND WARRANTIES OF PURCHASER

   6.1     VALIDITY..................................................  27
           --------
   6.2     CORPORATE STATUS AND AUTHORITY............................  27
           ------------------------------
   6.3     DEFAULT...................................................  27
           -------
   6.4     SECURITIES................................................  27
           ----------
   6.5     REPRESENTATIONS AND WARRANTIES............................  27
           ------------------------------

ARTICLE SEVEN - CONDITIONS TO OBLIGATIONS OF PURCHASER

    7.1    REPRESENTATIONS AND WARRANTIES............................  28
           ------------------------------
    7.2    PERFORMANCE OF AGREEMENTS.................................  28
           -------------------------
    7.3    CERTIFICATES, RESOLUTIONS, OPINION........................  28
           ----------------------------------
    7.4    REGULATORY APPROVALS......................................  28
           --------------------
    7.5    CONSULTING AGREEMENTS.....................................  28
           ---------------------
    7.6    EMPLOYMENT AGREEMENT......................................  29
           --------------------
    7.7    NO INJUNCTIONS............................................  29
           --------------
    7.8    CONSENTS AND APPROVALS OF THIRD PARTIES...................  29
           ---------------------------------------
    7.9    RESIGNATIONS AND BOOKS AND RECORDS........................  29
           ----------------------------------
   7.10    ESTOPPEL CERTIFICATES.....................................  29
           ---------------------
   7.11    OTHER CONSENTS............................................  29
           --------------
   7.12    ENVIRONMENTAL AUDITS......................................  29
           --------------------
   7.13    SUPPLY AGREEMENTS.........................................  30
           -----------------
   7.14    PATENT CLEARANCE SEARCH...................................  30
           -----------------------
   7.15    EVIDENCE REGARDING REPRESENTATIONS AND WARRANTIES.........  30
           -------------------------------------------------
   7.16    OTHER DOCUMENTS...........................................  30
           ---------------

ARTICLE EIGHT - CONDITIONS TO OBLIGATIONS OF SELLERS

   8.1     REPRESENTATIONS AND WARRANTIES............................  30
           ------------------------------
   8.2     PERFORMANCE OF AGREEMENTS.................................  30
           -------------------------
   8.3     CERTIFICATE...............................................  30
           -----------
   8.4     APPROVALS.................................................  30
           ---------
   8.5     CONSULTING AGREEMENTS.....................................  31
           ---------------------
   8.6     NO INJUNCTIONS............................................  31
           --------------

ARTICLE NINE - INDEMNIFICATION

   9.1     INDEMNIFICATION BY SELLERS................................  31
           --------------------------
   9.2     INDEMNIFICATION BY PURCHASER..............................  32
           ----------------------------
   9.3     THIRD-PARTY CLAIMS........................................  32
           ------------------
   9.4     OFFSET....................................................  33
           ------

ARTICLE TEN - TERMINATION

   10.1    MATERIAL ADVERSE CHANGE - FMP.............................  34
           -----------------------------
   10.2    NONCOMPLIANCE OF SELLERS..................................  34
           ------------------------
   10.3    NONCOMPLIANCE OF PURCHASER................................  34
           --------------------------
   10.4    FAILURE TO DISCLOSE - SELLERS.............................  34
           -----------------------------
   10.5    FAILURE TO DISCLOSE - PURCHASER...........................  34
           -------------------------------
   10.6    ADVERSE PROCEEDINGS.......................................  34
           -------------------
   10.7    TERMINATION DATE..........................................  34
           ----------------

ARTICLE ELEVEN - RESTRICTIVE COVENANTS

   11.1    DEFINITIONS...............................................  35
           -----------
   11.2    NON-COMPETITION...........................................  35
           ---------------
   11.3    NON-SOLICITATION..........................................  35
           ----------------
   11.4    NON-DISCLOSURE............................................  36
           --------------
   11.5    GOODWILL..................................................  36
           --------
   11.6    ACKNOWLEDGMENTS OF SELLERS................................  36
           --------------------------

ARTICLE TWELVE - MISCELLANEOUS

   12.1    SURVIVAL OF REPRESENTATIONS...............................  37
           ---------------------------
   12.2    NOTICES...................................................  37
           -------
   12.3    ENTIRE AGREEMENT..........................................  38
           ----------------
   12.4    WAIVER; AMENDMENT.........................................  38
           -----------------
   12.5    COUNTERPARTS, HEADINGS, ETC...............................  38
           ---------------------------
   12.6    SUCCESSORS AND ASSIGNS....................................  38
           ----------------------
   12.7    GOVERNING LAW.............................................  39
           -------------
   12.8    REMEDIES:  DAMAGES, INJUNCTIONS AND SPECIFIC PERFORMANCE..  39
           --------------------------------------------------------
   12.9    INTERPRETATION............................................  39
           --------------

     Exhibit A-1        Form of Costa Promissory Note
     Exhibit A-2        Form of Holt Promissory Note
     Exhibit B          Form of Costa Consulting Agreement
     Exhibit C          Form of Holt Consulting Agreement

     Schedule 1.2       Allocation of Purchase Price
     Schedule 4.3.1     Corporate Status
     Schedule 4.3.3     Capital Structure
     Schedule 4.3.5     Corporate Records
     Schedule 4.3.6     Tax Matters
     Schedule 4.3.7     Financial Statements
     Schedule 4.3.8     Accounts
     Schedule 4.3.10    Liabilities
     Schedule 4.3.11    Changes
     Schedule 4.3.12    Litigation and Proceedings
     Schedule 4.4.1     Customers and Accounts
     Schedule 4.4.2     Suppliers
     Schedule 4.4.3     Permits
     Schedule 4.4.4     Environmental
     Schedule 4.4.5     Insurance
     Schedule 4.5.1     Contracts and Commitments
     Schedule 4.5.2     Licenses; Intellectual Property
     Schedule 4.5.3     Exceptions to Title
     Schedule 4.5.5     Leases
     Schedule 4.5.5     Inventories
     Schedule 4.6.1     Officers and Directors
     Schedule 4.6.2     Employees and Compensation
     Schedule 4.6.3     Employees Benefits
     Schedule 4.6.4     Labor-Related Matters
     Schedule 4.6.5     Transactions With Management
     Schedule 4.7.1     Approvals and Consents
     Schedule 11.1      Restricted Territory

                            STOCK PURCHASE AGREEMENT
                            ------------------------



     THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of the 27th day of June, 1996, by and among HEALTHDYNE TECHNOLOGIES, INC., a Georgia corporation (the "Purchaser"), PASQUALE J. COSTA, a Pennsylvania resident ("Costa"), and RICHARD W. HOLT, a Pennsylvania resident ("Holt"; Costa and Holt are sometimes collectively referred to herein as the "Sellers" and individually as a "Seller").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Sellers own all of the issued and outstanding shares of capital stock of Fiberoptic Medical Products, Inc., a Pennsylvania corporation ("FMP");

     WHEREAS, Sellers desire to sell, and Purchaser desires to purchase, all of the issued and outstanding shares of capital stock of FMP, all pursuant to the terms and conditions set forth in this Agreement;

     NOW, THEREFORE, for and in consideration of the premises, the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


                   ARTICLE ONE - SALE AND PURCHASE OF SHARES
                   -----------------------------------------

     1.1   SALE OF SHARES AT THE CLOSING.  Subject to the terms and conditions
           -----------------------------
set forth in this Agreement and on the basis of and in reliance upon the representations, warranties, obligations and covenants set forth herein, at the "Closing" (as defined in Section 2.1 hereof), Sellers, and each of them, hereby agree to sell, assign, transfer, convey and deliver to Purchaser, and Purchaser hereby agrees to purchase and receive from Sellers, free and clear of any and all liens, charges, security interests, claims and other encumbrances, all of the issued and outstanding shares of capital stock of FMP (collectively, the "Shares").

     1.2   PURCHASE PRICE.  As consideration for all of the Shares to be
           --------------
acquired by Purchaser pursuant to Section 1.1 hereof, Purchaser shall pay to Sellers the aggregate amount of Three Million Five Hundred Thousand and No/100 Dollars ($3,500,000.00) (the "Purchase Price"). The Purchase Price shall be paid as provided in Section 1.3 hereof and allocated as provided in Schedule
                                                                    --------
1.2.
- ----
     1.3   PAYMENT OF PURCHASE PRICE.  The Purchase Price shall be payable as
           -------------------------
follows:

          (a) subject to the provisions of Section 3.15 hereof, at the Closing, Purchaser shall deliver to each of Costa and Holt by wire transfer in immediately available funds to such banks and accounts in the United States as shall be designated to Purchaser by Costa and Holt respectively (the "Bank Accounts") the amount of Seven Hundred Thousand and No/100 Dollars ($700,000.00);

          (b) at the Closing, Purchaser shall deliver to each of Costa and Holt a promissory note in the principal amount of Six Hundred Thousand and No/100 Dollars ($600,000.00) substantially in the forms of Exhibits A-1 and A-2
                                                    ------------     ---
attached hereto (collectively, the "Notes");

          (c) within thirty (30) days following the "commercial introduction" (as defined in Section 3.11) of the "Wallaby Light" (as defined in Section 3.11), Purchaser shall deliver to each of Costa and Holt by wire transfer in immediately available funds to the Bank Accounts the amount of Two Hundred Twenty-Five Thousand and No/100 Dollars ($225,000.00) (the "Wallaby Payments");

provided, however, that in the event Purchaser decides in its discretion not to
- --------  -------
complete the commercial introduction of the Wallaby Light, Purchaser shall, within thirty (30) days of such decision, deliver to each of Costa and Holt by wire transfer in immediately available funds to the Bank Accounts the Wallaby Payments; provided further, that in the event (i) Purchaser has not completed
          -------- -------
the commercial introduction of the Wallaby Light by that date which is two (2) years following the Closing Date, and (ii) Purchaser is unable to reasonably demonstrate that it is continuing to pursue commercial introduction of the Wallaby Light, it shall be presumed that Purchaser has decided not to complete the commercial introduction of the Wallaby Light, and Purchaser shall within thirty (30) days thereafter deliver to Costa and Holt in immediately available funds to the Bank Accounts the Wallaby Payments.

          (d) within thirty (30) days following receipt by FMP of a 510K clearance and approval letter from the United States Food and Drug Administration (the "FDA") for FMP's "High Intensity Product" (as defined in
Section 3.12), Purchaser shall deliver to each of Costa and Holt by wire transfer in immediately available funds to the Bank Accounts, the amount of Two Hundred Twenty-Five Thousand and No/100 Dollars ($225,000.00) (the "High Intensity Product Payments"); provided, however, that in the event Purchaser
                              --------  -------
decides in its discretion not to seek 510K clearance and approval from the FDA for the High Intensity Product, Purchaser shall, within thirty (30) days of such decision, deliver to each of Costa and Holt by wire transfer in immediately available funds to the Bank Accounts the High Intensity Product Payments;

provided further, that in the event (i) Purchaser has not received 510K
- -------- -------
clearance from the FDA for the High Intensity Product by that date which is two
(2) years following the Closing Date; and (ii) Purchaser is unable to reasonably demonstrate that it is continuing to pursue 510K clearance for the High Intensity Product, it shall be presumed that Purchaser has decided not to seek 510K clearance from the FDA, and Purchaser shall within thirty (30) days thereafter deliver to Costa and Holt in immediately available funds to the Bank Accounts the High Intensity Product Payments.

                             ARTICLE TWO - CLOSING
                             ---------------------

     2.1   CLOSING DATE.  Subject to the fulfillment of the conditions precedent
           ------------
specified in Articles Seven and Eight of this Agreement (or the waiver thereof as provided therein), the purchase and sale of the Shares shall be consummated at a closing (the "Closing") to be held at 10 a.m. prevailing Eastern Standard time at the offices of Troutman Sanders, Atlanta, Georgia, on or before June 27, 1996, or on such other date or at such other time as Purchaser and Sellers shall mutually agree (such date and time being referred to herein as the "Closing Date").

     2.2   DELIVERIES OF SELLERS.  At the Closing, Sellers shall deliver to
           ---------------------
Purchaser, in form and substance satisfactory to Purchaser, the following:

          (a) stock certificates representing the Shares, which certificates shall be duly endorsed in blank for transfer or accompanied by properly executed stock powers, and any other documentation requested by Purchaser necessary or appropriate to transfer all of the Shares to Purchaser. Any transfer taxes due and payable upon delivery and transfer of the Shares shall be paid by Sellers, and the stock certificates representing the Shares shall be accompanied by any requisite transfer tax stamps;

          (b) all of the agreements, documents, instruments, certificates and opinions required to be delivered by Sellers pursuant to this Agreement, including, without limitation, Article Seven hereof;

          (c) a certificate of Sellers stating that all authorizations, consents, approvals and waivers or other action required to be obtained or taken by Sellers, or either of them, in connection with the execution, delivery and performance of this Agreement and the consummation of all agreements and transactions contemplated hereby have been obtained or taken; and

          (d) a certificate of Sellers stating that there has been no material adverse change in the business, properties or assets of FMP from November 30, 1995 to the Closing Date.

       2.3 DELIVERIES OF PURCHASER.  At the Closing, Purchaser shall deliver or
       --- -----------------------
cause to be delivered to Sellers the following:

           (a) the cash consideration payable pursuant to Section 1.3(a) hereof and the Notes;

          (b) all agreements, documents, instruments, and certificates required to be delivered by Purchaser pursuant to this Agreement; and

          (c) a certificate of Purchaser stating that all authorizations, consents, approvals and waivers or other action required to be obtained or taken by Purchaser in connection with the execution, delivery and performance of this Agreement and the consummation of all agreements and transactions contemplated hereby have been obtained or taken.


                     ARTICLE THREE - ADDITIONAL AGREEMENTS
                     -------------------------------------

     3.1   CONFIDENTIALITY.  Prior to the Closing, Sellers will provide to
           ---------------
Purchaser and Purchaser may provide to Sellers information which may be deemed by the party providing such information to be confidential. Each party agrees that, except as may be required by law, it will not use or disclose any information provided to it by another party to this Agreement or such party's affiliates, and designated in writing by such disclosing party or affiliates as confidential, for any purpose other than in connection with the transactions contemplated by this Agreement, except that the obligations contained in this
Section 3.1 shall not in any way restrict the rights of any party or person to use or disclose information that (a) was known to such party prior to the disclosure by the other party; (b) is or becomes generally available to the public other than by breach of this Agreement; (c) otherwise becomes lawfully available to a party to this Agreement on a non-confidential basis from a third party who is not under an obligation of confidence to the other parties to this Agreement; or (d) is independently developed by a party without use of the confidential information received from another party to this Agreement.

     3.2   ACCESS TO PREMISES, RECORDS, PROPERTIES, SUPPLIERS, CUSTOMERS AND
           -----------------------------------------------------------------
EMPLOYEES.
- ---------

          (a) During the period from the date of this Agreement to the Closing, Sellers agree to permit and to cause FMP to permit Purchaser, and its representatives, agents, counsel and accountants, to have full access at all reasonable times to the premises, business, properties, assets, financial statements, contracts, books, records and working papers of, and other relevant information pertaining to, FMP and to cause FMP's officers and employees to furnish to Purchaser, and its representatives, agents, counsel and accountants, such financial and operating data and other information with respect to the business, properties and assets of FMP as Purchaser may request; and Sellers agree to cause the respective officers and employees of FMP to cooperate with Purchaser and its representatives, agents, counsel and accountants in order to enable Purchaser to become fully informed with respect to the business, earnings, financial condition, prospects, properties, assets, liabilities and obligations of FMP.

          (b) During the period from the date of this Agreement to the Closing, Sellers agree to permit and to cause FMP to permit Purchaser and its representatives, agents, counsel and accountants to talk to and meet, at all reasonable times, with the respective suppliers, customers and employees of FMP.

     3.3  PUBLICITY.  During the period from the date of this Agreement to the
          ---------
Closing, each party hereto agrees to obtain the approval of the other parties hereto prior to issuing any press release, written public statement or announcement with respect to the transactions contemplated by this Agreement;

provided, however, that the provisions of this Section 3.3 shall not prohibit
- --------  -------
any party from making any such release, statement or announcement if, upon advice of counsel, it is reasonably believed that such party is required to do so under any applicable law, rule or regulation.

     3.4   ACQUISITION PROPOSALS.  Sellers, and each of them, shall not,
           ---------------------
directly or indirectly, through any officer, director, employee or agent of Sellers or FMP or otherwise, (a) solicit, initiate or encourage (or authorize any person to solicit, initiate or encourage) any inquiries, proposals or offers from any person or entity relating to any acquisition or purchase of all or a material amount of the assets of, or any equity interest in, or any merger, consolidation or business combination with, FMP; (b) participate in any discussions or negotiations regarding, or furnish to any other person or entity any information with respect to, any effort or attempt by any other person or entity to do or seek any of the foregoing; or (c) enter into any agreement relating to any of the foregoing. Sellers will promptly notify Purchaser if any such proposal or offer, or any inquiry or contact with any person or entity with respect thereto, is made. In the event Sellers breach their obligations under this Section 3.4, Sellers shall immediately pay to Purchaser liquidated damages in the amount of Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) as a reasonable estimate of Purchaser's fees, expenses, management time and other damages that would accrue to Purchaser in the event of breach by Sellers of this
Section 3.4.

     3.5   APPROVALS AND CONSENTS.  Each party hereto hereby covenants with the
           ----------------------
other parties hereto that it will cooperate to give all notices and obtain as soon as is reasonably practicable all approvals, consents and waivers of state and federal departments or agencies or of any other parties required or deemed necessary or beneficial for consummation of the transactions contemplated by this Agreement.

     3.6   COOPERATION OF THE PARTIES.  The parties shall cooperate with each
           --------------------------
other and with their respective counsel and accountants in connection with any acts or actions required to be taken as part of or as a condition to their respective obligations under this Agreement.

     3.7   EXPENSES.  Sellers will pay all fees and expenses, including counsel
           --------
and accountants' fees, incurred by them or FMP in connection with this Agreement and any transaction contemplated by this Agreement. Any such fees or expenses incurred by Sellers and charged to FMP shall be deducted from the final payments to be made to Sellers under the Notes; provided, however, that in the event such
                                       --------  -------
fees and expenses exceed the final payments to be made to Sellers under the Notes, Purchaser may offset the amount of such excess against any other amounts due and owing by Purchaser to Sellers. Purchaser will pay all fees and expenses, including counsel and accountants' fees, incurred by it in connection with this Agreement and any transaction contemplated by this Agreement.

     3.8   BROKERS.  Each party hereto hereby represents and warrants to the
           -------
other parties hereto that no broker, finder or other financial consultant has acted on its behalf in connection with this Agreement or the transactions contemplated by this Agreement. Each party hereby agrees to indemnify the other parties hereto and hold and save the other parties harmless from any claim or demand for commissions or other compensation by any broker, finder, financial consultant or similar agent claiming to have been employed by or on behalf of such indemnifying party and to bear the costs and expenses, including legal fees and court costs, incurred by the other parties hereto in defending against any such claim or demand.

     3.9   CONSULTING AGREEMENTS.  Prior to or at Closing, Costa shall enter
           ---------------------
into a Consulting Agreement with FMP (the "Costa Consulting Agreement") substantially in the form of Exhibit B attached hereto, and Holt shall enter
                             ---------
into a Consulting Agreement with FMP (the "Holt Consulting Agreement") substantially in the form of Exhibit C attached hereto.
                             ---------

     3.10  CORPORATE NAMES.  Following Closing, Sellers hereby agree that they
           ---------------
will no longer use any corporate name, trade name, trademark or advertising symbol associated with, or similar to, those of FMP.

     3.11  REDESIGNED WALLABY HALOGEN LIGHT.  Each party hereto hereby agrees
           --------------------------------
that such party shall cooperate in good faith and use its reasonable business efforts to complete the product development of FMP's redesigned Wallaby Halogen Light (the "Wallaby Light") and to cause the commercial introduction of the Wallaby Light on or before December 1, 1996. For purposes of this Agreement, "commercial introduction" shall mean the finalization of all specifications and production tooling for the Wallaby Light together with United Laboratories 544 approval.

     3.12  HIGH INTENSITY PRODUCT.  Each party hereto hereby agrees that such
           ----------------------
party shall cooperate in good faith and use its reasonable business efforts to obtain a 510K clearance and approval letter from the FDA for FMP's High Intensity Product (the "High Intensity Product") as soon as reasonably practicable.

     3.13  BREAK-UP FEES.  The parties hereby agree that Sellers shall be
           -------------
jointly and severally liable for the payment of all fees and other amounts, if any, payable by FMP pursuant to that certain Letter of Intent dated March 21, 1996 (the "Chromatics Letter of Intent"), between Chromatics Color Sciences International, Inc. ("Chromatics"), Medical Equipment and Diagnostic Systems, Inc., Sellers and Fiberoptic Medical Products, Inc., a Delaware corporation. Sellers further agree, jointly and severally, to indemnify and hold harmless Purchaser and FMP from and against any and all claims, damages, liabilities, losses and expenses (including, without limitation, attorneys' fees and court costs) arising out of or in connection with the Chromatics Letter of Intent and the transactions contemplated thereby.

     3.14  SUPPLY AGREEMENTS.  From the date hereof to Closing, Sellers shall
           -----------------
cooperate with Purchaser and use their best efforts (and cause FMP to use its best efforts) to enter into written License and Supply Agreements with each of Fiberstars, Inc., a California corporation, Fostec, Inc., a New York corporation, and National Biological Corporation, an Ohio corporation (respectively, the "Fiberstars Supply Agreement", the "Fostec Supply Agreement", and the "National Supply Agreement"), which Supply Agreements shall be in form and substance satisfactory to Purchaser in its sole discretion.

     3.15  RIGHT TO PRACTICE OPINION.  Prior to Closing, Purchaser shall conduct
           -------------------------
a patent clearance search (the "Patent Clearance Search") utilizing patent counsel acceptable to Purchaser in its sole discretion to determine whether the Wallaby Light, the Joey and any other products sold by FMP infringe upon the patent or other property rights of any third party. Additionally, Purchaser shall obtain from such patent counsel a right to practice opinion (the "Right To Practice Opinion") which contains a reasonable analysis of the Wallaby Light, the Joey and any other products sold by FMP in light of the patents found as a result of the Patent Clearance Search and indicating whether or not any actual or potential patent infringement issues exist with respect to the manufacture, use or sale of the Wallaby Light, the Joey or any other products sold by FMP. Sellers shall reasonably cooperate with such patent counsel in providing adequate technical and business information in its possession or control to allow such patent counsel to conduct the Patent Clearance Search and prepare the Right To Practice Opinion. To the extent that such Patent Clearance Search and/or Right To Practice Opinion identifies any actual or potential patent or other infringement concerns, Sellers shall provide to Purchaser on or prior to Closing legal opinions of non-infringement reasonably satisfactory to Purchaser with respect to the patents which were identified as causing such actual or potential infringement concerns. Notwithstanding the foregoing, in the event that Purchaser, upon advice of counsel, determines that actual or potential infringement concerns exist, and that such concerns are not adequately addressed with the representations, warranties and indemnifications of Sellers provided in this Agreement, then Purchaser shall have the right to terminate this Agreement without liability therefor. Any expenses incurred by Purchaser up to a maximum of Fifteen Thousand and No/100 Dollars ($15,000.00) in conducting the Patent Clearance Search or having the Right To Practice Opinion prepared shall be deducted from the final payments to be made to Sellers under the Notes; provided, however, that in the event such expenses incurred by Purchaser (up to
- --------  -------
a maximum of $15,000.00) exceed the final payments to be made to Sellers under the Notes, Purchaser may offset the amount of such excess against any other amounts due and owing by Purchaser to Sellers.

     3.16  FURTHER ACTION.  Upon the terms and subject to the conditions of this
           --------------
Agreement, Sellers, and each of them, agree to use all reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, and Sellers, and each of them, agree not to take any action inconsistent with their obligations under this Section 3.16. From and after the Closing Date, Sellers, and each of them, agree to take such further action or actions and execute such additional documents or agreements as may be requested by Purchaser to fully vest in Purchaser all right, title and interest in and to the Shares and the business of FMP.

            ARTICLE FOUR - REPRESENTATIONS AND WARRANTIES OF SELLERS
            --------------------------------------------------------

     As an inducement to Purchaser to enter into this Agreement and to consummate the transactions contemplated hereby, Sellers, jointly and severally, hereby represent and warrant to Purchaser that the following representations and warranties are true and correct as of the date hereof and shall, except as may be specifically provided for in this Agreement or otherwise specifically agreed upon or waived, in each case in writing by Purchaser, be true and correct as of the Closing. Unless the context may otherwise require, "FMP" for purposes of this Article Four shall be deemed to refer to FMP and its predecessors in interest, including Medical Equipment and Diagnostic Systems, Inc., a Pennsylvania corporation, and Fiberoptic Medical Products, Inc., a Delaware corporation.

     4.1   VALIDITY. This Agreement and all documents and agreements to be
           --------
executed in connection herewith constitute the legal, valid and binding obligations of Sellers, and each of them, enforceable in accordance with their respective terms except as limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and similar laws affecting creditors' rights generally and except to the extent general equitable principles may affect the availability of certain remedies.

     4.2   SCHEDULES.  The Schedules referred to in this Article Four contain
           ---------
certain information regarding Sellers, FMP and its predecessors in interest as indicated at various places in this Agreement and are attached hereto, and all information set forth in such Schedules is true, correct and complete in all material respects as of the date of this Agreement, and such Schedules do not omit to state any material fact necessary in order to make the statements therein not misleading, and shall be deemed for all purposes of this Agreement to constitute part of the representations and warranties under this Article Four. Each of the documents and other writings furnished to Purchaser pursuant to this Agreement is true, correct and complete in all material respects as of the date furnished and does not omit to state any material fact necessary in order to make the statements therein not misleading. Sellers shall promptly provide Purchaser with written notification of any material event or occurrence or other information of any kind whatsoever necessary to maintain this Agreement and all other documents and writings furnished to Purchaser pursuant to this Agreement as true, correct and complete in all material respects at all times prior to and including the Closing Date.

     4.3   CORPORATE AND FINANCIAL.
           -----------------------

          4.3.1  CORPORATE STATUS.  FMP is a corporation duly organized and
                 ----------------
validly existing under the laws of the Commonwealth of Pennsylvania. FMP does not have any direct or indirect subsidiaries and does not own any shares of capital stock of any corporation or any interest in the ownership or management of any other entity. FMP has full corporate power and authority and possesses all rights, privileges, franchises, licenses, permits, authorizations and approvals, governmental or otherwise, necessary to entitle it to use its corporate name and to own or lease its properties and assets and to carry on its business as and in the places where such properties or assets are now owned, leased or operated and such business is conducted. FMP is qualified to transact business as a foreign corporation in the states listed on Schedule 4.3.1, and
                                                          ---------------
FMP is not required to be qualified to do business in any other jurisdiction.

           4.3.2  AUTHORITY; NO CONFLICT.
                  ----------------------

          (a) Sellers, and each of them, have full legal power and authority to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby, and all action necessary on the part of Sellers, and each of them, to execute and deliver this Agreement, to perform their obligations hereunder and to consummate the transactions contemplated hereby has been taken.

          (b) The performance by Sellers, and each of them, of the transactions contemplated by this Agreement or any other agreement to be executed and delivered by Sellers, or either of them, in connection herewith will not (i) conflict with or result in a violation of FMP's Articles of Incorporation or Bylaws, or (ii) result in any conflict with, breach of, or default or acceleration under, any mortgage, agreement, lease, indenture, or other instrument, order, judgment or decree to which FMP or Sellers, or any of them, are party or by which FMP or Sellers, or any of them, or their respective properties or assets may be bound or affected, or violate any applicable law or regulation.

          (c) Sellers have furnished Purchaser with a complete and correct copy of the Articles of Incorporation, as amended to date, of FMP certified by the Secretary of State of the Commonwealth of Pennsylvania and a complete and correct copy of the Bylaws of FMP, as presently in effect, certified by FMP's incumbent secretary.

           4.3.3  CAPITAL STRUCTURE.
                  -----------------

          (a) Sellers own of record and beneficially all of the issued and outstanding shares of capital stock of FMP. The number of Shares held by each Seller is as set forth on Schedule 1.2.
                          ------------

          (b) The authorized capital stock of FMP consists of ten thousand (10,000) shares of $1.00 par value common stock, of which nine hundred twenty-six (926) shares are issued and outstanding, and one thousand (1,000) shares of $1.00 par value preferred stock, of which zero (0) shares are issued and outstanding. All of the outstanding capital stock of FMP is duly and validly issued, fully paid and non-assessable and was offered, issued and sold in compliance with all applicable federal and state securities laws. No person or entity has any right of rescission or claim for damages under federal or state securities laws with respect to the issuance of any shares of capital stock of FMP previously issued. None of the capital stock of FMP has been issued in violation of any preemptive or other rights of its shareholders.

          (c)  Except as set forth on Schedule 4.3.3, FMP does not have
                                      --------------
outstanding any securities or other rights which are either by their terms or by contract convertible or exchangeable into capital stock of or other equity interest in FMP nor any preemptive or similar rights to subscribe for or to purchase, or any options or warrants or agreements for the purchase or issuance (contingent or otherwise) of, or any calls, commitments or claims of any character relating to, its capital stock or other equity interest or securities convertible into its capital stock or other equity interest. Except as set forth on Schedule 4.3.3, FMP is not subject to any obligation (contingent or
                  -----
otherwise) to repurchase or otherwise acquire or retire or to register any shares of its capital stock.

          (d) There is no agreement to which FMP, its predecessors or Sellers, or any of them, are a party restricting the transfer of any shares of capital stock of FMP.

          (e) Any shares of capital stock of FMP which have been purchased or redeemed by FMP have been purchased or redeemed in accordance with all applicable federal and state laws, rules and regulations, including, without limitation, all federal and state securities laws. The purchase of the shares of the capital stock of FMP has not resulted in, and will not, with the giving of notice or lapse of time or both, result in a default or acceleration of the maturity of, or otherwise modify, any agreement, note, mortgage, bond, security agreement, loan agreement or other contract or commitment of FMP.

          4.3.4  TITLE TO SHARES.  Sellers, and each of them, have good, valid
                 ---------------
and marketable title to their respective Shares, free and clear of any and all restrictions, claims, liens, charges, encumbrances, security interests and other interests whatsoever; Sellers, and each of them, have full right, power and authority to sell, transfer and deliver the Shares to Purchaser; and, at Closing, Sellers, and each of them, will transfer to Purchaser good, valid and marketable title thereto, free and clear of any and all restrictions, claims, liens, charges, encumbrances, security interests or other interests whatsoever.

          4.3.5  CORPORATE RECORDS.  Except as set forth on Schedule 4.3.5, the
                 -----------------                          --------------
stock records and minute books of FMP heretofore furnished to Purchaser by Sellers fully and accurately reflect all issuances, transfers and redemptions of the capital stock of FMP, correctly show the total number of shares of such capital stock issued and outstanding on the date hereof, correctly show all corporate action taken by the directors and shareholders of FMP (including, without limitation, actions taken by consent without a meeting) and contain true and complete copies or originals of FMP's Articles of Incorporation and all amendments thereto, Bylaws as amended and currently in force, and the minutes of all meetings or consent actions of FMP's directors and shareholders. No resolutions, regulations or bylaws have been passed, enacted, consented to or adopted by such directors or shareholders except those contained in the minute books.

           4.3.6  TAXES.
                  -----

          (a) FMP has duly filed and will file when due (i) all required federal, state, local and foreign tax returns and reports and (ii) all returns and reports of all other governmental units having jurisdiction with respect to taxes imposed upon any of its income, properties, revenues, franchises, operations or other assets or taxes imposed which might create a lien or encumbrance on any of its assets. Such returns and reports are true, complete and correct in all material respects, and FMP has paid and will pay when due all taxes as set forth in such returns or reports, and all such taxes as set forth constitute all amounts which are due and owing by FMP. All federal, state, local and foreign taxes and other governmental charges paid or payable by FMP have been timely paid, or have been accrued or reserved on FMP's books in accordance with Internal Revenue Service rules and regulations and generally accepted accounting principles applied on a basis consistent with prior periods ("GAAP"). Adequate reserves for the payment of corporate taxes have been established on the books of FMP for all periods through the date hereof, whether or not due and payable and whether or not disputed. Until the Closing, FMP shall continue to maintain sufficient reserve accounts for the payment of expected tax liabilities in accordance with GAAP. Except as set forth in

Schedule 4.3.6, FMP has not received any notice of a tax deficiency or
- --------------
assessment of additional taxes of any kind, and there is no threatened claim against FMP, or any reasonable basis for any such claim, for payment of any additional federal, state, local or foreign taxes for any period, prior to or ending on April 30, 1996, in excess of the accruals or reserves with respect to any such claim shown on the April 30, 1996 Balance Sheet of FMP described in
Section 4.3.7 below or disclosed in the notes with respect thereto, and on the Closing Date there will be no such notice, no such claim and no basis for any such claim. FMP has not executed or otherwise agreed to and is not bound by any currently effective waiver of any statute of limitations with respect to payment or assessment of taxes or other agreement altering or affecting any otherwise applicable statute of limitations with respect to the payment of taxes or the filing of tax returns.

          (b) FMP has withheld proper and accurate amounts from its employees for all periods prior to the date hereof and will withhold proper and accurate amounts from the date hereof until Closing, all in compliance with the tax withholding provisions of applicable federal, state and local tax laws, and federal, state and local tax returns, proper and accurate in all respects, have been filed by FMP for all periods for which returns were due with respect to withholding, social security and unemployment taxes, and the amounts shown thereon to be due and payable have been paid in full.

          4.3.7  FINANCIAL STATEMENTS.  Sellers have delivered to Purchaser
                 --------------------
true, correct and complete copies of (a) the audited financial statements of FMP for the eleven month period ended November 30, 1995, including a balance sheet, a statement of income and retained earnings, statements of cash flows and related notes (all of the foregoing described financial statements being herein collectively referred to as the "Financial Statements"); and (b) an unaudited balance sheet of FMP dated May 31, 1996 (the "Unaudited Balance Sheet") and an unaudited statement of income of FMP for the five (5)
months ended May 31, 1996 (the "Unaudited Income Statement") (collectively, the "Unaudited Financial Statements"). Except as set forth on Schedule 4.3.7, the
                                                           --------------
Unaudited Financial Statements have been prepared on a basis consistent with prior practice, and the Financial Statements and the Unaudited Financial Statements have been prepared in accordance with GAAP. Except as set forth on
Schedule 4.3.7, the Financial Statements and the Unaudited Financial Statements
- --------------
present fairly the financial condition of FMP as of the dates indicated therein and the results of operations for the respective periods then ended.

          4.3.8  ACCOUNTS. Schedule 4.3.8 contains a list of each and every bank
                 --------  --------------
and other institution in which FMP maintains an account or safety deposit box, the account numbers, and the names of all persons who are presently authorized to draw thereon or have access thereto.

          4.3.9  NOTES AND ACCOUNTS RECEIVABLE.  All notes receivable, accounts
                 -----------------------------
receivable and other obligations owned by FMP or due to FMP shown on the Unaudited Balance Sheet, and all such notes receivable, accounts receivable and obligations on the date hereof and the Closing Date (a) have been and will be (except to the extent collected in the ordinary course of business) genuine, legal, valid and collectible obligations of the respective makers thereof or debtors thereon except, with respect to the amounts thereof at May 31, 1996, to the extent of the reserve therefor set forth on the Unaudited Balance Sheet and
(b) are not subject to any material offset or counterclaim. All such notes receivable, accounts receivable and obligations are evidenced by written agreements, invoices or other instruments, true and correct copies of which will be made available to Purchaser for examination prior to the Closing. The reserves relating to such notes receivable, accounts receivable and other obligations set forth on the Unaudited Balance Sheet are adequate to cover all uncollectible amounts thereof.

          4.3.10 LIABILITIES.  FMP does not have any debt, liability, or
                 -----------
obligation of any kind, whether accrued, absolute, known or unknown, contingent or otherwise, including but not limited to (a) liability or obligation on account of any federal, state, local or foreign taxes or penalties, interest or fines with respect to such taxes, (b) liability arising from or by virtue of the production, manufacture, sale, lease, distribution, delivery or other transfer or disposition of personal property or services of any type, kind or variety, or
(c) unfunded liabilities with respect to any pension, profit sharing or employee stock ownership plan, whether operated by FMP or any other entity covering employees of FMP, except (i) those reflected on the Unaudited Balance Sheet,
(ii) liabilities incurred in the ordinary course of business since April 30, 1996 (none of which, individually or in the aggregate, has been or will be materially adverse to the business or financial condition of FMP), and (iii) as specifically disclosed in Schedule 4.3.10. Except as set forth on Schedule
                          ---------------                          --------
4.3.10, FMP does not have any obligations (absolute or contingent) to provide
- ------
funds on behalf of, or to guarantee or assume any debt, liability or obligation of any corporation, partnership, association, joint venture, individual or other person, except for endorsements in connection with the deposit of items for collection.

           4.3.11 ABSENCE OF CHANGES.  Except as set forth in Schedule 4.3.11,
                  ------------------                          ---------------
since November 30, 1995:

          (a) there has been no change in the business, assets, liabilities, results of operation or financial condition of FMP, or in any of its relationships with suppliers, customers, employees, lessors or others, which individually or in the aggregate has had or is likely to have an adverse effect on such business, assets or properties;

          (b) there has been no damage, destruction or loss to the assets, properties, business or supplier or customer relations of FMP;

          (c) except for the transactions provided for in this Agreement, the business of FMP has been operated in the ordinary course;

          (d) the properties and assets of FMP have been maintained in good order, repair and condition, ordinary wear and tear excepted;

          (e) the books, accounts and records of FMP have been maintained in the usual, regular and ordinary manner on a basis consistent with prior years;

          (f) there has been no declaration, setting aside or payment of any dividend or other distribution on or in respect of the capital stock of FMP nor has there been any direct or indirect redemption, retirement, purchase or other acquisition by FMP of any of the capital stock of FMP;

          (g) there has been (i) no increase in the compensation or in the rate of compensation or commissions payable or to become payable by FMP to any director, officer, salaried employee, salesman, distributor or agent; (ii) no general increase in the compensation or in the rate of compensation payable or to become payable to hourly employees ("general increase" for the purpose hereof means any increase generally applicable to a class or group of employees, but not including increases granted to individual employees for merit, length of service, change in position or responsibility or other reasons applicable to specific employees and not generally to a class or group thereof); (iii) no director, officer, or employee hired; and (iv) no increase in any payment of or commitment to pay any bonus, profit sharing or other extraordinary compensation to any employee;

           (h) there has been no change in the Articles of Incorporation or Bylaws of FMP;

          (i) there has been no labor dispute, organizational effort by any union, unfair labor practice charge or employment discrimination charge, nor institution or threatened institution of any effort, complaint or other proceeding in connection therewith, involving FMP or affecting the operations of FMP;

          (j) there has been no issuance or sale by FMP of any of its authorized capital stock, bonds, notes or other securities of FMP or any modification or amendment of the rights of the holders of any outstanding capital stock, bonds, notes or other securities thereof;

          (k) there has been no mortgage, lien or other encumbrance or security interest (other than liens for current taxes not yet due) created on or in any asset or assets of FMP or assumed by FMP with respect to any asset or assets;

          (l) there has been no indebtedness or other liability or obligation (whether absolute, accrued, contingent or otherwise) incurred by FMP which would be required to be reflected on a balance sheet of FMP as of the date hereof, prepared in accordance with GAAP, except such as have been incurred in the ordinary course of business of FMP;

          (m) no obligation or liability of FMP has been discharged or satisfied, other than the current liabilities reflected on the Financial Statements and current liabilities incurred since the date thereof in the ordinary course of business;

          (n) except for the sale of inventory in the ordinary course of business, there has been no sale, transfer or other disposition of any asset of FMP;

          (o) there have been no charge-off's of or reserves established with respect to the accounts receivable shown on the Unaudited Balance Sheet;

          (p) there has been no amendment, termination or waiver of any right of FMP under any contract or agreement or governmental license, permit or permission which, individually or in the aggregate, has had or will have an adverse effect on the business or properties of FMP;

          (q) there has been no creation of, amendment to or contributions made to any bonus, incentive compensation, deferred compensation, profit sharing, retirement, pension, group insurance or other benefit plan, or any union, employment or consulting agreement or arrangement;

          (r) there has been no change in the reimbursement levels for any products sold, leased, supplied or otherwise distributed by FMP, and Sellers are unaware of any government or private plan or initiative to materially change the reimbursement levels for any such product; and

          (s) there has been no product performance issues, complaints or incidents concerning the use of any products sold, manufactured, licensed, leased or otherwise distributed by FMP nor any product liability or other claims with respect to the foregoing.

          4.3.12 LITIGATION AND PROCEEDINGS.  Except as set forth on Schedule
                 --------------------------                          --------
4.3.12, there are no actions, decrees, suits, counterclaims, claims, proceedings
- ------
or governmental or other investigations pending or threatened against, by or affecting Sellers or FMP in any court or before any arbitrator or governmental agency, and no judgment, award, order or decree of any nature has been rendered against Sellers or FMP or with respect thereto by any agency, arbitrator, court, commission or other authority which has not been paid or discharged, nor does FMP have any unasserted contingent liabilities which, individually or collectively, might have a material adverse effect on the assets or on the operation of FMP or which might prevent or impede the consummation of the transactions contemplated by this Agreement. FMP has not been charged with and FMP is not under investigation with respect to any charge concerning any provision of any federal, state or other applicable law or administrative regulation with respect to the business of FMP. There are no pending or threatened claims against any of the officers or directors of FMP in connection with the business or affairs of FMP. The reserves relating to such actions, decrees, suits, counterclaims, claims, proceedings, or governmental investigations which are set forth on Schedule 4.3.12 are adequate to cover all
                                      ---------------
liabilities and obligations of FMP.

     4.4   BUSINESS OPERATIONS.
           -------------------

          4.4.1  CUSTOMERS AND ACCOUNTS.  Schedule 4.4.1 contains a true,
                 ----------------------   --------------
complete and accurate list of all distributors, customers and accounts of FMP in descending order of magnitude for the period ended May 22, 1996. Relations with all such distributors and customers are believed to be good, and no Seller knows of any distributor or customer who intends to discontinue the distribution or purchase, as the case may be, of products or services from FMP on a basis consistent with past practices.

          4.4.2  SUPPLIERS.  Schedule 4.4.2 contains a true, complete and
                 ---------   --------------
accurate list of all suppliers of FMP for the period ended May 29, 1996. Relations with each such supplier are believed to be good, and no Seller knows of any supplier who intends to discontinue to supply products to FMP on a basis consistent with past practices.

           4.4.3  PERMITS; COMPLIANCE WITH LAW.
                  ----------------------------

          (a) FMP and each of its officers, directors, employees and agents have all permits, licenses, approvals and authorizations of and registrations with and under all federal, state, local and foreign laws, authorities and agencies (including, without limitation, the FDA) required for FMP and its officers, directors, employees and agents to carry on each part of their respective activities as presently conducted in connection with the business of FMP, and all of such permits, licenses, approvals, authorizations and registrations are listed on Schedule 4.4.3 and are in full force and effect, and
                            --------------
no suspension or cancellation of either of them is pending or threatened.

          (b) FMP and each of its predecessors in interest have complied in all material respects with all federal, state and local laws, rules, regulations and ordinances applicable to them or their business. No past violation of any such law, rule, regulation or ordinance, whether known or unknown, has occurred which could or would impair the right or ability of FMP or its respective officers, directors, employees or agents to conduct their respective activities in connection with any business of FMP. All products manufactured, sold, licensed, leased or otherwise distributed by FMP or any of its predecessors in interest were free of defects at the time of shipment and were manufactured in accordance with good manufacturing practices. All such products were labelled, packaged and distributed in accordance with all applicable laws, rules, regulations and ordinances, and no such products have been the subject of any recall or any inquiry or investigation of any federal, state or local governmental authority or agency (including, without limitation, the FDA). Except as set forth on
Schedule 4.4.3, no product liability claim or any other claim premised in whole
- --------------
or in part on product liability is pending or threatened against Sellers or FMP with respect to any such products nor are there any unasserted contingent liabilities involving product liability claims other than with respect to those certain blankets manufactured by Fostec, Inc., which claims are described on
Schedule 4.4.3 (the "Fostec Blanket Claims").  Sellers shall be liable for and
- --------------
shall indemnify Purchaser for the full cost and expense of the Fostec Blanket Claims for all blankets sold prior to the Closing Date.

           4.4.4  ENVIRONMENTAL.
                  -------------

           (a) Sellers hereby, jointly and severally, warrant and represent to Purchaser that:

                (i) Schedule 4.4.4 contains a complete and correct list of all
                    --------------
     facilities (1) owned or operated by FMP, and (2) formerly owned or operated by FMP, or any of its predecessors in interest;

               (ii) Schedule 4.4.4 contains a complete and correct list of all
                    --------------
     off-site facilities used currently or in the past by FMP or any of its predecessors in interest to process, recycle, reclaim, refine, transport, store, dispose of or otherwise handle "Hazardous Substances" (as hereinafter defined) generated by FMP or any of its predecessors;

               (iii) FMP has obtained all permits, licenses, governmental approvals and other authorizations which are required under "Environmental Laws" (as hereinafter defined), and FMP and each of its predecessors in interest have prepared, submitted, made or given all required filings, reports, disclosures and notifications and maintained all records required under applicable Environmental Laws relating to the generation, use, manufacture, refining, transportation, treatment, storage, handling, cleanup, disposal, transfer, production, processing, release or presence of any Hazardous Substances on, in, under or from any properties or facilities currently or previously owned or leased by FMP or any of its predecessors in interest;

               (iv) There is no civil, criminal or administrative action, suit, demand, claim, hearing, notice or demand letter, environmental lien, notice of violation, investigation, or proceeding pending or threatened against or relating in any way to any of the properties currently or previously owned or leased by FMP or any of its predecessors in interest involving any Environmental Laws or Hazardous Substances, except as set forth in Schedule
                                                                        --------
     4.4.4;
     -----

               (v) FMP and Sellers, and their respective officers, directors, managers, employees and agents are not aware of, and have not caused, permitted, nor received notice of the "Release" (as hereinafter defined) of, any Hazardous Substance on any of the properties or facilities currently or previously owned or operated or leased by FMP or any of its predecessors in interest;

               (vi) FMP and Sellers, and their respective officers, directors, managers, employees and agents are not aware of, and have not received notice of, the Release of Hazardous Substances at, on, under or from any off-site facility used currently or in the past by FMP or any of its predecessors in interest, or their respective officers, agents, employees, and contractors, to process, recycle, reclaim, refine, transport, store, dispose of or otherwise handle Hazardous Substances generated by FMP or any of its predecessors in interest;

               (vii) FMP and Sellers, and their respective officers, directors, managers, employees, and agents are not aware of, and have not received notice of, the disposal, release, spill or presence of any Hazardous Substances on any of its respective properties, or of any events, conditions, circumstances, activities, practices, incidents, actions or plans which may interfere with or prevent compliance or continued compliance by the properties with any Environmental Laws, except as set forth in Schedule 4.4.4;
              --------------

               (viii) FMP and Sellers, and their respective officers, directors, managers, employees, and agents are not aware of, and have not received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans which may give rise to any liability, or otherwise form the basis of any claim, action, demand, suit, lien, proceeding, hearing, study or investigation, based on or related to the manufacture, use, processing, distribution, treatment, storage, disposal, transport, or handling of Hazardous Substances by FMP or any of its predecessors in interest or based on or related to the emission, discharge, release or threatened release into the environment from any of the properties currently or formerly owned or leased by FMP or any of its predecessors in interest of Hazardous Substances, except as set forth in
     Schedule 4.4.4; and
     --------------

               (ix) FMP and each of its predecessors in interest is and has been in compliance with all limitations, restrictions, conditions, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws and permits issued thereunder, with respect to the generation, use, manufacture, transportation, treatment, storage, handling, disposal, transfer, production and processing of Hazardous Substances at, on or from any of the properties currently or previously owned, operated or leased by FMP or any of its predecessors in interest.

          (b) As used herein, "Environmental Laws" shall mean any federal, state, or local law, statute, decree, ordinance, code, rule, regulation or order, relating to the emission, discharge, release or threatened release into the environment of any pollutant, contaminant, chemical, industrial, toxic, hazardous or regulated substances, materials or wastes (including, without limitation, ambient air, surface water, ground water or land), or otherwise relating to the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, industrial toxics, hazardous or regulated substances, materials, or wastes, and any and all regulations, codes, plans, orders, decrees, judgments, injunctions, notices or demand letters issued, entered, promulgated or approved thereunder, including, without limiting the foregoing, the Resource Conservation and Recovery Act ("RCRA"), as amended, 42 U.S.C.
Section 6901 et seq., the Comprehensive Environmental Response, Compensation and
             -- ---
Liability Act ("CERCLA"), as amended, 42 U.S.C. Section 9601 et seq., the Toxic
                                                             -- ---
Substance Control Act ("TSCA"), as amended, 15 U.S.C. Section 2601 et seq., the
                                                                   -- ---
Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq., the Clean Water Act,
                                                  -- ---
as amended, 42 U.S.C. Section 1251 et seq., the Occupational Safety and Health
                                   -- ---
Act, as amended, 29 U.S.C. Section 651 et seq., any other federal, state or
                                       -- ---
local so called "Superfund" or "Superlien" law or ordinance, and any federal, state or local underground or aboveground storage tank law or ordinance.

          (c) As used herein, "Hazardous Substances" shall mean any pollutants, contaminants, toxic substances, hazardous wastes, hazardous materials, solid wastes, regulated substances, or hazardous substances as defined in or pursuant to RCRA, CERCLA, TSCA, or any other Environmental Laws, including without limitation, asbestos, petroleum, waste oil, and PCB's.

           (d)  As used herein, "Release" shall have the meaning set forth in
Section 101(22) of CERCLA, 42 U.S.C. Section 9601(22).

          4.4.5  INSURANCE.  Schedule 4.4.5 contains a complete list and
                 ---------   --------------
description (including the expiration date, premium amount and coverage thereunder) of all policies of insurance and bonds presently maintained by, or providing coverage for, FMP or any of its officers, directors or employees, all of which are and will be maintained through the Closing Date, in full force and effect, together with a complete list of all pending claims under any of such policies or bonds. All material terms, obligations and provisions of each of such policies and bonds (and all policies and bonds formerly maintained by or providing coverage for any predecessor in interest to FMP) have been complied with; all premiums due thereon have been paid, and no notice of cancellation with respect thereto has been received. Such policies and bonds provide adequate coverage to insure the properties and business of FMP and the activities of its officers and directors against such risks and in such amounts as are prudent and customary. FMP will not as of the Closing Date have any liability for premiums or for retrospective premium adjustments for any period prior to the Closing Date. FMP has heretofore delivered to Purchaser a true, correct and complete copy of each such insurance policy and bond or a summary thereof.

     4.5   CONTRACTS; PROPERTIES AND ASSETS.
           --------------------------------

          4.5.1 CONTRACTS AND COMMITMENTS. Schedule 4.5.1 contains a list which
                -------------------------  --------------
identifies and briefly describes all written and oral contracts, agreements, guaranties or commitments to which FMP is a party or by which FMP or its properties may be bound (including, without limitation, distributorship agreements, dealer agreements, supply agreements, employment agreements, consulting agreements and open purchase and sale orders), which are material to the operation of the business of FMP. There are no written or oral contracts, agreements, guaranties or commitments to which FMP is a party or by which FMP or its properties are bound, other than as reflected on Schedule 4.5.1 involving
                                                     --------------
payments or obligations in the aggregate for all such contracts, agreements, guaranties or commitments in excess of $10,000. Each such contract, agreement, guaranty and commitment is in full force and effect, is valid and enforceable in accordance with its respective terms, and constitutes a legal and binding obligation of the respective parties thereto. There is not under any of such contracts, agreements, guaranties or commitments (i) any default or any claimed default by FMP or event of default or event which with notice or lapse of time, or both, would constitute a default by FMP and in respect of which adequate steps have not been taken to prevent a default on its part from occurring; or
(ii) any existing default by any other party or any event of default or event which with notice or lapse of time, or both, would constitute a default by any other party. FMP has complied in all respects with the provisions of such contracts, agreements, guaranties and commitments. A true and complete copy of each such document has been made available to Purchaser for examination. FMP does not have any arrangement (formal or informal) and is not a party to any agreement with any current or former customer regarding any rebates or other payments or gifts (in kind or in cash). Neither FMP nor any officer, director, employee or agent of FMP is engaged in any practice which would constitute a kickback or fraud under federal, state or local laws.

          4.5.2  LICENSES; INTELLECTUAL PROPERTY.  Except as described in
                 -------------------------------
Schedule 4.5.2, FMP is not a party, either as licensor or licensee, to any
- --------------
agreement for any patent, process, trademark, service mark, trade name, copyright, trade secret or confidential information. All patents, copyrights, trademarks, service marks, trade names, and applications therefor or registrations thereof, owned or used by FMP are listed in Schedule 4.5.2 and
                                                          --------------
comprise all such patents, copyrights, trademarks, service marks and trade names required for FMP to conduct, and to continue to conduct, its business as presently conducted. There are no rights of third parties with respect to any of, and FMP has the right to use, the trademarks, service marks, trade secrets, confidential information, trade names, patents, patent applications, copyrights, inventions, devices or processes owned or used by FMP or presently expected to be used in the future. FMP has complied in all respects with all applicable laws relating to the filing or registration of "fictitious names" or trade names. The sale and distribution of the Wallaby Light and all products sold or distributed by FMP do not infringe on the claims of any U.S. Patent nor the property or other rights of any third party.

          4.5.3  TITLE TO PROPERTIES.  FMP has good and marketable title to all
                 -------------------
of its properties, real and personal, tangible and intangible, including, without limitation, those reflected on the Financial Statements (except as since sold or otherwise disposed of by it in the ordinary course of business), free and clear of all encumbrances, liens, security interests, claims or charges of any kind or character except (i) those referred to in Schedule 4.5.3 and (ii)
                                                      --------------
liens for real estate taxes not yet due and payable. FMP possesses all property and rights necessary for the conduct of its business as presently conducted.

          4.5.4  CONDITIONS OF PROPERTIES.  All of the buildings and equipment
                 ------------------------
owned or leased by FMP and used in its business are in good condition and repair in all respects, normal wear and tear excepted, suited for the uses intended, and operated in conformity with all applicable building, zoning and other applicable ordinances, laws and regulations, and there are no proposed changes therein that would affect such properties or their use.

           4.5.5  REAL PROPERTY AND LEASES.
                  ------------------------

          (a) All leases pursuant to which FMP is lessee or lessor of any real or personal property (the "Company Leases") are valid and enforceable in accordance with their respective terms; there is not under any of such leases
(i) any default or any claimed default by FMP or event of default or event which with notice or lapse of time, or both, would constitute a default by FMP and in respect of which adequate steps have not been taken to prevent a default on its part from occurring; or (ii) any existing default by any lessee or lessor of FMP or any event of default or event which with notice or lapse of time or both would constitute a material default by any such lessee or lessor. A true, complete and accurate list of the Company Leases, setting forth the lessor and lessee, property, initial and renewal term, annual rentals, expense and tax reimbursements, and rent escalations and adjustments, is contained in Schedule
                                                                      --------
4.5.5.
- -----

          (b) The copies of the Company Leases heretofore furnished by Sellers to Purchaser are true, correct and complete, and such Company Leases have not been modified in any respect and are in full force and effect in accordance with their respective terms.

          (c) The interests of FMP in and under each of the Company Leases is unencumbered and subject to no present claim, contest, dispute, action or threatened action at law or in equity.

          (d) The present use and operation of, and improvements upon, all real properties leased by FMP (the "Leased Properties") are in conformity with all applicable building, zoning and other applicable laws, ordinances and regulations, and there are no proposed changes therein that would affect the Leased Properties or their use.

          (e)  Except as set forth in Schedule 4.5.5, no rent has been paid in
                                      --------------
advance and no security deposit has been paid by, nor is any brokerage commission payable by FMP with respect to any Company Lease pursuant to which FMP is lessee.

          (f) There are no contractual obligations, agreements in principle or present plans for FMP to enter into new leases of real personal property or to renew or amend existing Company Leases prior to the Closing Date.

          (g) No covenants, easements, restrictions, servitudes, rights of way or regulations applicable to the real properties of FMP have any adverse effect on the business, results of operations or financial condition of FMP.

          4.5.6  INVENTORIES.  Except as set forth on Schedule 4.5.6 hereto, the
                 -----------                          --------------
inventory of FMP consists of items of a quality and quantity usable and salable in the ordinary course of its business, and the values of obsolete materials and materials below standard quality have been written down on its books of account on a consistent basis to realizable market value, or adequate reserves have been provided therefor. All goods sold or otherwise distributed by FMP and all finished goods in the inventory of FMP conform in all respects to customary trade standards for marketable goods, subject to returns of goods or warranty claims in accordance with the prior history of FMP.

     4.6   EMPLOYEES AND BENEFITS.
           ----------------------

          4.6.1  DIRECTORS OR OFFICERS.
                 ---------------------

           (a)  Schedule 4.6.1 correctly lists all of the present officers and
                -------------
directors of FMP.

           (b) No director or officer of FMP serves as a director or officer of any other corporation on behalf of or as a designee of FMP.

          4.6.2  COMPENSATION STRUCTURE.  Schedule 4.6.2 contains a true and
                 ----------------------   --------------
complete list of the names, titles, and compensation arrangements of each employee of FMP (including, without limitation, all salary, wages, bonuses and fringe benefits other than those fringe benefits made available to all employees on a nondiscriminatory basis). No Seller knows of any such employee who intends to discontinue his or her employment with FMP following the Closing. FMP has made available to Purchaser copies of all written agreements, correspondence, memoranda and other written materials currently in effect which have been provided to such employees relating to their current compensation. A list of such agreements is included in Schedule 4.6.2.
                               --------------

          4.6.3  EMPLOYEE BENEFITS.
                 -----------------

          (a)  Except as set forth in Schedule 4.6.3, FMP does not have or
                                      ---------------
maintain a "pension plan" (as such term is defined in Section 3 of ERISA), "welfare benefit plan" (as such term is defined in Section 3 of ERISA), bonus plan, stock option plan, deferred compensation plan or other similar plan for any of its employees.

          (b) Each "employee benefit plan" as defined in Section 3(3) of ERISA, maintained by or on behalf of FMP or by any other party (including any plans which are "multiemployer plans" under Section 3(37)(A) of ERISA ("Multiemployer Plans")) and any defined benefit pension plan (as defined in Section 3(35) of ERISA) terminated by FMP within the five (5) plan years ending immediately before the Closing Date which covers or covered any employee of FMP or any predecessor of FMP is listed on Schedule 4.6.3 (all such plans listed on
                                -------------
Schedule 4.6.3 are sometimes collectively referred to herein as the "Plans" and
- --------------
individually as a "Plan").

          (c) True and complete copies of all the Plans and Plan trusts, Summary Plan Descriptions, Actuarial Reports (if any) and Annual Reports on Form 5500 for the most recent three years with respect to the Plans, Internal Revenue Service determination letters and any other related documents have been, or prior to the Closing Date will be, provided to Purchaser.

          (d)  Except as set forth on Schedule 4.6.3, with respect to each Plan:
                                      --------------
(i) no litigation or administrative or other proceeding is pending or threatened; (ii) the Plan has been administered in compliance with, and has been restated or amended so as to comply with, all applicable requirements of law, including all applicable requirements of ERISA, the Code and regulations promulgated thereunder by the Internal Revenue Service and the United States Department of Labor. No Plan nor any trustee, administrator or fiduciary thereof has at any time been involved in any transaction relating to such Plan which would constitute a breach of fiduciary duty under ERISA or a "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code.

           (e) Each Plan has been administered in all respects in compliance with applicable law and the terms of the Plan.

           (f)  Each "employee pension benefit plan" within the meaning of
Section 3(2) of ERISA ("Pension Plan") maintained by or on behalf of FMP is listed on Schedule 4.6.3, and copies of such Pension Plans have been, or prior
          --------------
to the Closing Date will be, provided to Purchaser. The Pension Plans are qualified plans within the meaning of Section 401(a) of the Code, and the trusts thereunder are exempt from federal income tax under Section 501(a) of the Code, and FMP's predecessors, if any, have made or accrued, and as of the Closing Date will have made or accrued, all payments and contributions required to be made under the provisions of the Pension Plans or by law with respect to any period prior to the Closing Date.

          (g)  Except as disclosed on Schedule 4.6.3 and except for obligations
                                      --------------
under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, ("COBRA"), FMP does not have any obligation to provide, or liability for, health care, life insurance or other benefits after termination of employment for former or present employees. As of the Closing Date, FMP will have cured any violations or deficiencies under applicable statutes, orders and regulations relating to its employee benefit plans or its administration thereof and will have provided adequate reserves, or insurance or qualified trust funds, for all claims incurred through the Closing Date, based on an actuarial valuation satisfactory to the actuaries of Purchaser representing a projection of claims expected to be incurred for such retirees during their period of coverage under such Plan.

          (h) No fact or circumstance exists which could constitute grounds in the future for the Pension Benefit Guaranty Corporation ("PBGC") (or any successor to the PBGC) to take any action whatsoever under Section 4042 of ERISA in connection with any plan which an "Affiliate" (as defined below) of FMP maintains within the meaning of Section 4062 or 4064 of ERISA, and, in either case, the PBGC has not previously taken any such action which has resulted in, or reasonably might result in, any liability of an Affiliate or FMP to the PBGC, which would have a material adverse effect on the business of FMP. The term "Affiliate" for purposes of this Section means any trade or business (whether incorporated or unincorporated) which is a member of a group described in
Section 414(c) of the Code of which FMP is also a member.

          (i) Only current and former employees of FMP or their dependents participate in the Plans.

          (j) FMP is not an affiliate with any entity other than entities required to be aggregated with it pursuant to Sections 414(b), (c), (m) or (o) of the Code. No Plan is cosponsored or has been adopted by any entity other than FMP.

          4.6.4  LABOR-RELATED MATTERS.  Except as set forth on Schedule 4.6.4,
                 ---------------------                          --------------
FMP is not a party to any collective bargaining agreement or agreement of any kind with any union or labor organization. FMP is not in violation of or default under any such collective bargaining or other agreement. FMP has complied with all obligations under the National Labor Relations Act, as amended, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, as amended, and all other federal, state and local labor laws and regulations applicable to employees. There are no unfair labor practice charges pending or threatened against FMP and there are no charges, complaints, claims, or proceedings pending or threatened against FMP with respect to any alleged violation of any legal duty (including, without limitation, any wage and hour claims, employment discrimination claims or claims arising out of any employment relationship) by FMP as to any of its employees or as to any person seeking employment therefrom, and no such violations exist.

          4.6.5  TRANSACTIONS WITH MANAGEMENT.  Schedule 4.6.5 contains a
                 ----------------------------   --------------
description, by name, amount and type, of all contracts with or commitments to present or former shareholders, directors, officers, employees or agents, including any business directly or indirectly controlled by any such person (other than contracts or commitments relating to services to be performed by an officer, director, or employee as a currently employed employee of FMP.)

     4.7  OTHER.
          -----

          4.7.1  APPROVALS AND CONSENTS.  Schedule 4.7.1 lists all consents or
                 ----------------------   --------------
other approvals necessary in order for Sellers, and each of them, and FMP to consummate the transactions contemplated by this Agreement, including, without limitation, all governmental and other regulatory approvals and consents of suppliers, lenders, lessors, landlords and governmental entities.

          4.7.2  DEFAULT.
                 -------

          (a)  Except for those consents, if any, specifically set forth on

Schedule 4.7.1, neither the execution nor the consummation of this Agreement (i)
- --------------
constitutes a breach of or default under any contract to which Sellers, or either of them, or FMP is a party or by which Sellers, or either of them, or FMP or their respective properties or assets are bound; (ii) does or will result in the creation or imposition of any security interest, lien, encumbrance, charge, equity or restriction of any nature whatsoever in favor of any third party upon any assets or properties of FMP; or (iii) constitutes an event permitting termination of any agreement or the acceleration of any indebtedness of Sellers, or either of them, or FMP.

          (b) FMP is not in default under its Certificate or Articles of Incorporation or Bylaws or under any term or provision of any security deed, mortgage, indenture or security agreement or of any other material contract or instrument to which it is a party or by which it or any of its property or assets are bound.

          4.7.3  REPRESENTATIONS AND WARRANTIES.  No representation or warranty
                 ------------------------------
contained in this Article Four or in any written statement delivered by or at the direction of Sellers, or either of them, pursuant hereto or in connection with the transactions contemplated hereby contains or shall contain any untrue statement, nor shall such representations and warranties taken as a whole omit any statement necessary in order to make any statement therein not misleading. There is no fact known to Sellers, or either of them (other than facts relating to general business conditions), which adversely affects the business, operations, or assets or the condition, financial or otherwise, of FMP in any respect which has not been disclosed in this Agreement or in the Schedules. Copies of all documents furnished to Purchaser in connection with this Agreement or pursuant hereto are true, correct and complete.

           ARTICLE FIVE - CONDUCT OF BUSINESS OF FMP PENDING CLOSING
           ---------------------------------------------------------

     Except as otherwise expressly provided herein, Sellers, jointly and severally, covenant and agree that, without the consent of Purchaser, between the date hereof and the Closing Date:

     5.1   CONDUCT OF BUSINESS.  FMP shall carry on its business in the usual,
           -------------------
regular and ordinary course in substantially the same manner as heretofore conducted and preserve intact its present business organization, keep available the services of its present officers and employees and preserve its goodwill and its relationships with customers, suppliers, lenders and others having business dealings with it.

     5.2   MAINTENANCE OF PROPERTIES.  FMP shall maintain its properties and
           -------------------------
assets in good operating condition, ordinary wear and tear excepted.

     5.3   INSURANCE.  FMP shall maintain and keep in full force and effect all
           ---------
of the insurance referred to in Section 4.4.5 hereof or other insurance equivalent thereto in all material respects.

     5.4   ISSUANCE OF SECURITIES.  FMP shall not sell, issue, authorize or
           ----------------------
propose the sale or issuance of, or purchase or propose the purchase of, any shares of capital stock or other equity interest or any class of securities convertible into, or rights, warrants or options to acquire, any such shares or other convertible securities or enter into any agreement with respect to the foregoing.

     5.5   DIVIDENDS.  No dividend, distribution or payment will be declared or
           ---------
made in respect of the capital stock of FMP, and FMP will not, directly or indirectly, redeem, purchase or otherwise acquire any of its capital stock or enter into any agreement with respect to the foregoing.

     5.6   AMENDMENT OF CHARTER; CORPORATE EXISTENCE.  Except as required by
           -----------------------------------------
this Agreement, FMP will not amend or cause to be amended its Articles of Incorporation or Bylaws, and FMP will maintain its corporate existence and powers.

     5.7   NO ACQUISITIONS.  FMP will not acquire by merging or consolidating
           ---------------
with, or by purchasing a substantial portion of the assets or stock of, or by any other manner, any business or any corporation, partnership, association or other entity or division thereof, or otherwise acquire or agree to acquire any assets that are material, individually or in the aggregate, to FMP. FMP will not enter into any agreement with respect to the foregoing.

     5.8   DISPOSITION OF ASSETS.  Other than in the ordinary course of business
           ---------------------
and except for transfers expressly permitted pursuant to Section 4.3.11(n) hereof, FMP will not sell, mortgage, lease, buy or otherwise acquire, transfer or dispose of any real property or interest therein or sell or transfer, mortgage, pledge or subject to any lien, charge or other encumbrance any other tangible or intangible asset or enter into any agreement with respect to the foregoing.

     5.9   COMPENSATION.  No increase will be made in the compensation payable
           ------------
or to become payable by FMP to any director, officer, or salaried employee; no "general increase" (as defined in Section 4.3.11(g) hereof) will be made in the compensation payable or to become payable to any hourly or salaried employees of FMP; no increase will be made in any payment of or commitment to pay any bonus, profit sharing or other extraordinary compensation to any employee of FMP; and FMP will not enter into any agreement with respect to the foregoing.

     5.10  BANKING ARRANGEMENTS.  No change will be made in the banking and safe
           --------------------
deposit arrangements referred to in Section 4.3.8 hereof, except in the ordinary course of business and then only after notifying Purchaser of such change.

     5.11  INDEBTEDNESS.  FMP will not incur any indebtedness for borrowed money
           ------------
or purchase money indebtedness or capital lease obligations or guarantee any such indebtedness or issue or sell any of its debt securities or guarantee any debt securities of others or enter into any agreement with respect to the foregoing.

     5.12  PAYMENT OF DEBT.  FMP will not pay any claim or discharge or satisfy
           ---------------
any lien or encumbrance or pay any obligation or liability or enter into any agreement with respect to the foregoing other than in the ordinary course of business or as required by the terms of any instrument evidencing or governing the same.

     5.13  BENEFIT PLANS.  FMP will not enter into or amend, or make or
           -------------
authorize the making of any contributions to, any bonus, incentive compensation, deferred compensation, profit sharing (including, without limitation, the adoption of any resolution or taking of any other action for or with respect to the contribution of any sum pursuant to the terms of any existing profit sharing or similar plan), retirement, pension, group insurance or other benefit plan, or any union, employment or consulting agreement or arrangement, including, without limitation, any employee benefit plan, except as and to the extent required by law or regulation.

     5.14  CONTRACTS.  FMP will not enter into any contract of the kind
           ---------
described in Section 4.5.1 hereof.

     5.15  BOOKS AND RECORDS.  The books and records of FMP will be maintained
           -----------------
in the usual, regular and ordinary course of business on a basis consistent with prior years.

     5.16  OTHER ACTIONS.  Neither FMP nor Sellers, nor either of them, will
           -------------
take any action that would or could reasonably be expected to result in any of the representations and warranties concerning FMP or Sellers, or either of them, set forth in this Agreement becoming untrue in any respect at any time on or prior to the date this Agreement terminates.

     5.17  ADVISE OF CHANGES.  Sellers shall promptly advise Purchaser in
           -----------------
writing of any change or event having, or which can reasonably be foreseen to have, a material adverse effect on the assets, liabilities, business, operations or financial condition of FMP.


           ARTICLE SIX - REPRESENTATIONS AND WARRANTIES OF PURCHASER
           ---------------------------------------------------------

       As an inducement to Sellers to enter into this Agreement and to consummate the transactions contemplated hereby, Purchaser represents and warrants that the following are true and correct as of the date hereof and shall, except as may be specifically provided for in this Agreement or otherwise specifically agreed upon or waived, in each case in writing by Sellers, be true and correct as of the Closing:

     6.1   VALIDITY.  This Agreement constitutes the legal, valid and binding
           --------
obligation of Purchaser enforceable in accordance with its terms except as limited by applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and similar laws affecting creditors' rights generally and except to the extent general equitable principles may affect the availability of certain remedies.

     6.2   CORPORATE STATUS AND AUTHORITY.  Purchaser is a corporation duly
           ------------------------------
organized, validly existing and in good standing under the laws of the State of Georgia. Purchaser has full corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby.

     6.3   DEFAULT.  Neither the execution and delivery of this Agreement nor
           -------
performance by Purchaser hereunder will result in a breach of the terms or conditions of, or constitute a default under, any mortgage, note, bond, indenture, agreement, license, instrument, undertaking, judgment, decree, governmental order or other restriction or obligation to which Purchaser is a party or by which it or any of its properties or assets may be bound or affected.

     6.4   SECURITIES.  Purchaser is acquiring the securities for its own
           ----------
account for investment purposes only and not with a view to, or for resale in connection with, any distribution of such securities within the meaning of the Georgia Securities Act of 1973, as amended, or the Securities Act of 1933, as amended, and that it does not presently intend to resell, assign, or otherwise dispose of all or any part of the securities to be acquired hereunder.

     6.5   REPRESENTATIONS AND WARRANTIES.  No representation or warranty by
           ------------------------------
Purchaser contained in this Article Six or any written statement delivered by Purchaser pursuant hereto or in connection with the transactions contemplated hereby contains or shall contain any untrue material statement, nor shall such representations and warranties taken as a whole omit any statement necessary in order to make any statement not misleading. Copies of all documents furnished to Sellers by Purchaser in connection with this Agreement or pursuant hereto are true, correct and complete.

             ARTICLE SEVEN - CONDITIONS TO OBLIGATIONS OF PURCHASER
             ------------------------------------------------------

     All of the obligations of Purchaser under this Agreement are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived, in whole or in part, in writing by
Purchaser:

     7.1   REPRESENTATIONS AND WARRANTIES.  The representations and warranties
           ------------------------------
concerning FMP and Sellers, or any of them, contained herein or in any certificate, schedule or other document delivered pursuant to the provisions hereof, or in connection herewith, shall be true in all respects as of the date when made and shall be deemed to be made again as of the Closing Date and shall be true in all respects at and as of such time, except as a result of changes or events expressly permitted or contemplated herein.

     7.2   PERFORMANCE OF AGREEMENTS.  FMP and Sellers shall have performed and
           -------------------------
complied in all respects with all agreements and conditions required by this Agreement to be performed or complied with by such parties prior to or on the Closing Date.

     7.3   CERTIFICATES, RESOLUTIONS, OPINION.  Sellers shall have delivered to
           ----------------------------------
Purchaser:

          (a) a certificate, dated as of the Closing Date, certifying in such detail as Purchaser may reasonably request to the fulfillment of the conditions specified in Sections 7.1 and 7.2 hereof;

          (b) a certificate from the Secretary of State of Pennsylvania and each other State in which FMP is qualified to conduct business, dated not more than five (5) business days prior to the Closing Date, certifying that FMP is a validly subsisting corporation;

           (c) an opinion of counsel for Sellers dated the Closing Date, in form and substance satisfactory to Purchaser.

     7.4   REGULATORY APPROVALS.  FMP and Sellers shall have received from any
           --------------------
and all governmental authorities, bodies or agencies having jurisdiction over the transactions contemplated by this Agreement such consents, authorizations and approvals as are necessary for the consummation thereof and all applicable waiting or similar periods required by law shall have expired, and such regulatory consents, authorizations and approvals shall not contain conditions or restrictions unduly burdensome on the operations or business of FMP to be conducted following the Closing Date.

     7.5   CONSULTING AGREEMENTS.  Costa and FMP shall have entered into the
           ---------------------
Costa Consulting Agreement, and Holt and FMP shall have entered into the Holt Consulting Agreement.

     7.6   EMPLOYMENT AGREEMENT.  FMP shall have entered into an employment
           --------------------
agreement with Sandy Landry which shall be in form and substance satisfactory to Purchaser in its sole discretion.

     7.7   NO INJUNCTIONS.  No preliminary or permanent injunction or other
           --------------
order by any federal or state court or governmental agency which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect, and no action to obtain any such injunction or order shall have been filed and remain pending.

     7.8   CONSENTS AND APPROVALS OF THIRD PARTIES.  All consents,
           ---------------------------------------
authorizations and approvals to the transactions contemplated by this Agreement reasonably necessary or beneficial to the consummation of such transactions or that are required pursuant to the terms of any material agreement or arrangement to which FMP is a party or by which FMP or its assets are bound or in order to preserve any right, license or franchise held or owned by FMP shall have been duly obtained, and such consents, authorizations and approvals shall be in form and substance satisfactory to Purchaser and without condition, cost or expense to Purchaser or FMP.

     7.9   RESIGNATIONS AND BOOKS AND RECORDS.  Purchaser shall have received
           ----------------------------------
copies of written resignations from all persons serving as directors and officers of FMP except for such officers and directors as Purchaser shall designate in writing to Sellers; such resignations shall be effective on or prior to the Closing Date; and Sellers shall have caused the election of such directors and officers for FMP as may be designated by Purchaser to Sellers. On or prior to the Closing Date, Sellers shall have delivered to Purchaser all minute books, stock record books, books of account, bank accounts, corporate seals, leases, contracts, agreements, customer lists, files and other documents, instruments and papers of FMP and any of its predecessors in interest.

     7.10  ESTOPPEL CERTIFICATES.  Purchaser shall have received an estoppel
           ---------------------
certificate, in form and substance satisfactory to Purchaser, from such parties as Purchaser may reasonably require.

     7.11  OTHER CONSENTS.  Purchaser shall have received the written consent
           --------------
and approval of the transactions contemplated hereby and continued agreement to supply goods, all in form and substance satisfactory to Purchaser, from such suppliers of FMP as Purchaser may reasonably require, all without cost or expense to Purchaser or FMP.

     7.12  ENVIRONMENTAL AUDITS.  Purchaser shall have conducted such
           --------------------
environmental audits of locations of FMP as Purchaser shall have deemed appropriate, and the results of such audits shall be satisfactory to Purchaser in its sole discretion. Sellers, at their sole cost and expense, shall have ensured that all of the locations of FMP are in full compliance with all applicable Environmental Laws, or made such arrangements for such compliance as are acceptable to Purchaser, in its sole discretion, including, without limitation, the escrow of funds sufficient to accomplish such removal and disposition and to ensure such compliance.

     7.13  SUPPLY AGREEMENTS.  On or prior to Closing, FMP shall have entered
           -----------------
into the Fiberstars Supply Agreement, the Fostec Supply Agreement and the National Supply Agreement, all of which shall be in form and substance satisfactory to Purchaser in its sole discretion.

     7.14  PATENT CLEARANCE SEARCH.  Purchaser shall have completed the Patent
           -----------------------
Clearance Search and received the Right To Practice Opinion, which shall be in form and substance satisfactory to Purchaser, and Purchaser shall have received such other evidence as Purchaser may require that all products and services designed, manufactured, supplied, distributed or performed by FMP do not infringe upon the intellectual or other property rights of any third party.

     7.15  EVIDENCE REGARDING REPRESENTATIONS AND WARRANTIES.   Purchaser shall
           -------------------------------------------------
have received such evidence as Purchaser may reasonably request that the representations and warranties of Sellers set forth in Article Four hereof are true and correct.

     7.16  OTHER DOCUMENTS.  On or prior to Closing, Sellers, and each of them,
           ---------------
shall have delivered such other documents, agreements and certificates as may have been reasonably requested by Purchaser.


              ARTICLE EIGHT - CONDITIONS TO OBLIGATIONS OF SELLERS
              ----------------------------------------------------

     All of the obligations of Sellers under this Agreement are subject to the fulfillment prior to or at the Closing Date of each of the following conditions, any one or more of which may be waived, in whole or in part, in writing by them:

     8.1   REPRESENTATIONS AND WARRANTIES.  The representations and warranties
           ------------------------------
of Purchaser contained herein or in any certificate, schedule or other document delivered pursuant to the provisions hereof, or in connection herewith, shall be true in all respects as of the date when made and shall be deemed to be made again at and as of the Closing Date and shall be true in all respects at and as of such time.

     8.2   PERFORMANCE OF AGREEMENTS.  Purchaser shall have performed and
           -------------------------
complied in all respects with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

     8.3   CERTIFICATE.  Purchaser shall have delivered to Sellers a
           -----------
certificate, dated as of the Closing Date, certifying in such detail as Sellers may reasonably request to the fulfillment of the conditions specified in Sections 8.1 and 8.2 hereof.

     8.4   APPROVALS.  Any and all governmental authorities, bodies or agencies
           ---------
having jurisdiction over the transactions contemplated by this Agreement shall have granted such consents, authorizations and approvals as are necessary for the consummation thereof, and all applicable waiting or similar periods required by law shall have expired.

     8.5  CONSULTING AGREEMENTS.  Costa and FMP shall have entered into the
          ---------------------
Costa Consulting Agreement, and Holt and FMP shall have entered into the Holt Consulting Agreement.

     8.6   NO INJUNCTIONS.  No preliminary or permanent injunction or other
           --------------
order by any federal or state court which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect, and no action to obtain any such injunction or order shall have been filed and remain pending.


                         ARTICLE NINE - INDEMNIFICATION
                         ------------------------------

     9.1   INDEMNIFICATION BY SELLERS.  Sellers, jointly and severally, hereby
           --------------------------
indemnify and agree to hold harmless and defend Purchaser and FMP against and in respect of the following:

          (a) any loss, claim, liability, expense or other damage incurred by Purchaser or FMP caused by, resulting from or arising out of any failure on the part of Sellers, or either of them, to perform any covenant in this Agreement or any document, instrument or certificate delivered pursuant hereto or any breach of warranty or any inaccurate or erroneous representation made by or on behalf of FMP or Sellers, or any of them, in this Agreement, the Schedules attached hereto or in any other instrument or certificate delivered pursuant hereto;

          (b) any loss, claim, liability, expense, cleanup cost, or other damage, including claims for personal injury or property damage, incurred by Purchaser or FMP caused by, resulting from or arising out of (i) the Release of Hazardous Substances at, on or from any on-site or off-site facility used, owned or leased prior to Closing by FMP or its respective officers, directors, agents, employees and contractors, to process, recycle, reclaim, refine, transport, store, dispose of or otherwise handle Hazardous Substances generated by FMP; or
(ii) the Release of Hazardous Substances at, on or from any property contingent to, adjacent to or near any facility used, owned or leased prior to Closing by FMP or its respective officers, directors, agents, employees and contractors; or
(iii) the failure of FMP to comply with any limitations, restrictions, conditions, prohibitions, requirements, obligations, schedules, and timetables contained in the Environmental Laws and any permits or licenses issued thereunder;

          (c) any loss, claim, liability, expense or other damage incurred by Purchaser or FMP resulting from or arising out of any claim premised in whole or in part on product liability and involving products manufactured, sold, licensed, leased or otherwise distributed by FMP prior to the Closing Date; and

          (d) any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses, including attorneys' fees, incidental to any of the foregoing.

     9.2  INDEMNIFICATION BY PURCHASER.  Purchaser hereby indemnifies and agrees
          ----------------------------
to hold harmless and defend Sellers at all times from and after the date of this Agreement, against and in respect of the following:

          (a) any loss, claim, liability, expense or other damage incurred by Sellers caused by, resulting from or arising out of any failure on Purchaser's part to perform any covenant in this Agreement or any other instrument or certificate delivered pursuant hereto or any breach of warranty or any inaccurate or erroneous representation made by Purchaser in this Agreement or in any other instrument or certificate delivered pursuant hereto; and

          (b) any and all actions, suits, proceedings, demands, assessments, judgments, costs and legal and other expenses, including attorneys' fees, incidental to any of the foregoing.

     9.3   THIRD-PARTY CLAIMS.  If a claim by a third party is made against any
           ------------------
of the indemnified parties, and if such indemnified party intends to seek indemnity with respect thereto under this Article Nine, such indemnified party shall promptly notify the indemnifying party(ies) of such claim. The indemnifying party(ies) shall have thirty (30) days after receipt of the above-mentioned notice to undertake, conduct and control, through counsel of its or their own choosing (subject to the consent of the indemnified party, such consent not to be unreasonably withheld) and at its or their expense, the settlement or defense therefor, and the indemnified party shall cooperate with it or them in connection therewith, provided that: (i) the indemnifying party(ies) shall not thereby permit to exist any lien, encumbrance or other adverse charge upon any asset of the indemnified party, (ii) the indemnifying party(ies) shall permit the indemnified party to participate in such settlement or defense through counsel chosen by the indemnified party, provided that the fees and expenses of such counsel shall be borne by the indemnified party, and
(iii) the indemnifying party(ies) shall agree promptly to reimburse the indemnified party for the full amount of any loss resulting from such claim and all related expense incurred by the indemnified party. So long as the indemnifying party(ies) is reasonably contesting any such claim in good faith, the indemnified party shall not pay or settle any such claim. Notwithstanding the foregoing, in the event the indemnifying party(ies) assumes responsibility for defending any third-party claims, the indemnified party shall have the right to pay or settle any such claim, provided that in such event the indemnified party shall waive any right to indemnity therefor by the indemnifying party(ies). If the indemnifying party(ies) does not notify the indemnified party within thirty (30) days after receipt of the indemnified party's notice of a claim of indemnity hereunder that it elects to undertake the defense thereof, the indemnified party shall have the right to contest, settle or compromise the claim in the exercise of its exclusive discretion at the expense of the indemnifying party(ies). The indemnified party shall, however, notify the indemnifying party of any compromise or settlement of any such claim. Nothing contained in this Section 9.3 shall be construed as a limitation on the right of any party to indemnification under Sections 9.1 or 9.2 hereof.

     9.4   OFFSET.  Purchaser shall have the right to offset against any amounts
           -------
due Sellers, or either of them, hereunder any amounts owing to Purchaser by Sellers, or either of them, pursuant to the terms of this Article Nine or any other provision hereof.

     9.5   LIMITATIONS.
           ------------

          (a) Except with respect to a breach by Sellers of (i) any representation or warranty contained in Sections 4.3.4 or 4.3.6 hereof; (ii) any of their obligations under Section 3.7 hereof; or (iii) Sellers' obligation to indemnify Purchaser for the full cost and expense of the Fostec Blanket Claims with respect to blankets sold prior to the Closing Date pursuant to Section
4.4.3 hereof (for which Purchaser shall be entitled to recover the full amount of any losses, claims, liabilities or expenses arising pursuant to such breach), the total amount payable by Sellers for indemnification pursuant to Section 9.1 hereof shall be limited to Five Hundred Thousand and No/100 Dollars ($500,000.00). Except with respect to a breach by Sellers of those representations, warranties and obligations described in subsections (i) through
(iii) of the immediately preceding sentence (for which Purchaser shall be entitled to recover the full amount of any losses, claims, liabilities or expenses arising pursuant to such breach), no claims for indemnification shall be payable by Sellers pursuant to Section 9.1 unless and until the aggregate amount of all such claims for indemnification equal or exceeds the amount of Fifty Thousand and No/100 Dollars ($50,000.00). At such time, the Sellers shall be jointly and severally liable for all claims hereunder, including the initial Fifty Thousand and No/100 Dollars ($50,000.00).

          (b) Except with respect to a breach by Sellers of any representation or warranty contained in Section 4.3.4 (for which the time period for bringing a claim for indemnity hereunder shall be unlimited) or Section 4.3.6 (for which the time period for bringing a claim for indemnity hereunder shall be the applicable statute of limitations applicable with respect to such claim, no claims for indemnity pursuant to this Article 9 shall be effective unless notice of such claim is given to the indemnifying party within two (2) years following the Closing Date. No claim shall be disallowed hereunder, however, if a party has notified the other parties of the facts giving rise to such claim on or prior to the date by which a claim is required to be submitted hereunder, even if the amount of such claim is unknown.

                           ARTICLE TEN - TERMINATION
                           -------------------------

     This Agreement may be terminated by Purchaser or Sellers for the reasons set forth in this Article Ten at any time prior to or on the Closing Date upon written notice to the other as follows and, upon any such termination of this Agreement (other than pursuant to Sections 10.2 and 10.3), no party hereto shall have any liability to the other, except that the provisions of Sections 3.1 and
3.4 hereof shall survive the termination of this Agreement for any reason.
These events of termination are intended to operate independently from any other agreements, representations, warranties and/or conditions contained in this Agreement.

     10.1  MATERIAL ADVERSE CHANGE - FMP.  By Purchaser if, after the date
           -----------------------------
hereof, a material adverse change in the financial condition, business or prospects of FMP shall have occurred or if FMP shall have suffered a material loss of or damage to any of its properties or assets, which change, loss or damage materially affects or impairs the ability of FMP to conduct its business.

     10.2  NONCOMPLIANCE OF SELLERS.  By Purchaser, if the terms, covenants or
           ------------------------
conditions of this Agreement to be complied with or performed by Sellers, or either of them, before the Closing shall not have been complied with or performed in all material respects on or prior to the Closing Date and such non-compliance or non-performance shall not have been waived by Purchaser.

     10.3  NONCOMPLIANCE OF PURCHASER.  By Sellers, if the terms, covenants or
           --------------------------
conditions of this Agreement to be complied with or performed by Purchaser before the Closing shall not have been complied with or performed in all material respects on or prior to the Closing Date and such non-compliance or non-performance shall not have been waived by Sellers, or either of them.

     10.4  FAILURE TO DISCLOSE - SELLERS.  By Purchaser, if it learns of any
           -----------------------------
material fact or condition not disclosed in this Agreement or the Schedules which was required to be disclosed by Sellers pursuant to any provision of this Agreement with respect to the business, properties, assets or earnings of FMP which materially and adversely affects such business, properties, assets or earnings (or the prospects thereof) or the ownership, value or continuance thereof.

     10.5  FAILURE TO DISCLOSE - PURCHASER.  By Sellers, if they learn of any
           -------------------------------
material fact or condition not disclosed in this Agreement which was required to be disclosed by Purchaser.

     10.6  ADVERSE PROCEEDINGS.  By Sellers or Purchaser, if any action, suit or
           -------------------
proceeding shall have been instituted or threatened against any party to this Agreement to restrain or prohibit, or to obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated hereby, which, in the good faith opinion of Sellers or Purchaser, makes consummation of the transactions herein contemplated inadvisable.

     10.7  TERMINATION DATE.  By Sellers or Purchaser, if the Closing has not
           ----------------
been consummated on or prior to July 31, 1996.

                    ARTICLE ELEVEN - RESTRICTIVE COVENANTS
                    --------------------------------------

     11.1  DEFINITIONS.
           -----------

           (a) As used in this Agreement, the following terms shall have the following meanings:

               (i) "Confidential Information" shall mean proprietary and
                    ------------------------
     confidential data or information of FMP, other than "Trade Secrets" (as defined under applicable law), which is of tangible or intangible value to FMP and is not public information or generally known or available to FMP's competitors but is generally known only to FMP and those of its employees, independent contractors, representatives and agents to whom such data or information must be confided in order to apply it to the uses intended.

               (ii) "Restricted Territory" shall mean the United States of
                     --------------------
     America and those countries set forth on Schedule 11.1.
                                              -------------

     11.2  NON-COMPETITION.  Sellers, and each of them, acknowledge and agree
           ---------------
that the business of FMP is conducted and is known throughout the Restricted Territory and that FMP's reputation and goodwill are an integral part of its business success throughout the Restricted Territory. If Sellers, or either of them, deprive Purchaser of any of FMP's goodwill or in any manner utilize FMP's reputation and goodwill in competition with FMP, Purchaser will be deprived of the benefits it has bargained for pursuant to this Agreement. Accordingly, as a covenant ancillary to the purchase of the Shares and as an inducement for Purchaser to enter into this Agreement, Sellers, and each of them, agree that for a period of ten (10) years after the Closing Date (the "Non-Competition Period") no Seller will, without Purchaser's prior written consent, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be connected as a director, officer, employee, partner, consultant or otherwise with, any profit or non-profit business or organization in the Restricted Territory, that, directly or indirectly, competes with FMP in the detection, diagnosis or treatment of neonatal jaundice or offers products or services the same as, or competitive with those of FMP as it shall exist immediately prior to the Closing or as contemplated by FMP to be developed as of the Closing Date; provided, however,
                                                            --------  -------
that nothing herein shall prohibit Sellers from accepting a position with any person or entity outside of North America involving only the detection and diagnosis of neonatal jaundice provided that such person or entity has a valid license agreement with Purchaser with respect to the detection and diagnosis of neonatal jaundice. Notwithstanding the foregoing provisions of this Section 11.2, nothing herein shall be deemed to prohibit Sellers from accepting a position with any business including a competitor of FMP or Purchaser, so long as Sellers do not perform services related (i) to the manufacturing, selling or distributing of phototherapy equipment used to treat neonatal jaundice, (ii) the treatment of neonatal jaundice, or (iii) detection or diagnosis of neonatal jaundice within North America.

     11.3  NON-SOLICITATION.  During the Non-Competition Period, neither Seller
           ----------------
shall (a) solicit, raid, entice, induce or contact any person, firm or corporation that is a customer of FMP to become a customer of any other person, firm or corporation for products or services the same as, or competitive with, those products and services sold, rendered or otherwise made available to customers by FMP as of the Closing Date, as well as products and services in any stage of development by FMP as of the Closing Date although not yet commercialized or not generally available, or approach any such person, firm or corporation for such purpose or authorize the taking of such actions by any other person, firm or corporation or assist or participate with any such person, firm or corporation in taking such action; (b) solicit, entice, divert, appropriate, contact or request any present supplier of FMP to curtail or cancel its business with FMP; or (c) solicit, raid, entice, induce or contact any person, firm or corporation that currently is or at any time during such Non-Competition Period shall be an employee, agent or consultant of or to FMP to do anything from which such Seller is restricted by reason of this Article Eleven, and no Seller shall approach any such employee, agent or consultant for such purpose or authorize or participate in the taking of such actions by any other person, firm or corporation or assist or participate with any such person, firm or corporation in taking such action. The term "customer" shall include with respect to FMP: (i) customers of FMP existing immediately prior to the Closing;
(ii) customers that have used services or purchased products of FMP within the twelve (12)-month period prior to the Closing Date; and (iii) those entities that have committed to using services or purchasing products of FMP or that have been identified by FMP as potential users of services or purchasers of products of FMP but for which FMP has not yet commenced providing such services or products.

     11.4  NON-DISCLOSURE.  Sellers, and each of them, acknowledge and agree
           --------------
that FMP would be damaged if the Confidential Information or Trade Secrets of FMP were disclosed or utilized on behalf of others in competition with FMP. Accordingly, as a covenant ancillary to this Agreement, Sellers, and each of them, hereby covenant and agree that, as to the Confidential Information, for a period of three (3) years from the date hereof, and as to the Trade Secrets, for such time as the same shall constitute a Trade Secret under Georgia law, no Seller shall, either directly or indirectly, use, distribute, sell, license, transfer, assign, disclose, disseminate, copy, appropriate or otherwise communicate any Trade Secrets or Confidential Information to any person, firm, corporation, association or other entity nor shall any Seller make use of any such Trade Secrets or Confidential Information for his, her or its own purpose or for the benefit of any other person, firm, corporation or other entity.

     11.5  GOODWILL.  During the Non-Competition Period, neither Seller shall
           --------
make any statement or other communication that impugns or attacks the reputation or character of FMP, or damages the goodwill of FMP; take any action that would interfere with any contractual, customer or supplier relationships of FMP, including, without limitation, any action that would result in a diminution of business; or otherwise take any action that is detrimental to the best interests of FMP.

     11.6  ACKNOWLEDGMENTS OF SELLERS.  Sellers, and each of them, acknowledge
           --------------------------
that a breach of any covenant contained in this Article Eleven would cause irreparable damage to FMP and Purchaser, the exact amount of which would be difficult to ascertain, and that the remedies at law for any such breach would be inadequate. Accordingly, if Sellers, or either of them, breach any covenant contained in this Article Eleven, in addition to any other remedy that may be available at law or in equity, FMP and/or Purchaser shall be entitled to specific performance and injunctive relief. In the event any covenant or agreement in this Article Eleven shall be determined by any court of competent jurisdiction to be unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, it shall be interpreted to extend only over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court in such action.


                         ARTICLE TWELVE - MISCELLANEOUS
                         ------------------------------

     12.1  SURVIVAL OF REPRESENTATIONS.  All representations, warranties,
           ---------------------------
covenants, and agreements made by any party hereto in or pursuant to this Agreement or in any instrument, exhibit, or certificate delivered pursuant hereto shall be deemed to have been relied upon by the party(ies) to which made. All of the representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing in accordance with the provisions hereof.

     12.2  NOTICES.  All notices, requests, demands and other communications
           -------
required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class, certified mail, postage prepaid as to each of the parties hereto or by facsimile transmission, receipt acknowledged, at the respective addresses and facsimile numbers set forth below (or at such other address as to which any such party may have theretofore notified the other party(ies) pursuant to the terms hereof):

           (a) To Purchaser:

               Healthdyne Technologies, Inc.
               1255 Kennestone Circle
               Marietta, Georgia  30066
               Attn: President
               Telephone Number:   (770) 499-1212
               Facsimile Number:   (770) 421-1684

            With a copy to:

               Troutman Sanders
               600 Peachtree Street, N.E.
               Suite 5200 NationsBank Plaza
               Atlanta, Georgia 30308-2216
               Attn:  James L. Smith, III, Esquire
               Telephone Number:    (404) 885-3000
               Facsimile Number:    (404) 885-3900

      (b)  To Sellers:

               Pasquale J. Costa
               4382 Farmington Circle
               Allentown, Pennsylvania  18104

               Richard W. Holt
               4134 Cambridge Court
               Schnecksville, Pennsylvania  18078

            With a copy to:

               Dominic S. Liberi, Esq.
               2005 Market Street, 22nd Floor
               One Commerce Square
               Philadelphia, Pennsylvania  19103
               Telephone Number:     (215) 241-1896
               Facsimile Number:     (215) 241-1857


     12.3  ENTIRE AGREEMENT.  This Agreement supersedes all prior discussions
           ----------------
and agreements between the parties hereto with respect to the matters contained herein, and this Agreement and the agreements referred to herein including all Exhibits and Appendices hereto (which are incorporated herein by this reference) contain the sole and entire agreement among the parties hereto with respect to the subject matter hereof and the transactions contemplated herein.

     12.4  WAIVER; AMENDMENT.  Prior to or on the Closing Date, each party
           -----------------
hereto shall have the right to waive any default in the performance of any term of this Agreement by any other party hereto, to waive or extend the time for the fulfillment by such other party of any or all of its obligations under this Agreement, and to waive any or all of the conditions precedent to such party's obligations under this Agreement, except any condition which, if not satisfied, would result in the violation of any law or applicable governmental regulation. This Agreement may be amended by a subsequent writing signed by all of the parties hereto.

     12.5  COUNTERPARTS, HEADINGS, ETC.  This Agreement may be executed
           ----------------------------
simultaneously in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. The headings herein are for convenience of reference only and shall not be deemed a part of this Agreement. A pronoun in one gender includes and applies to the other gender as well.

     12.6  SUCCESSORS AND ASSIGNS.  This Agreement shall be binding upon and
           ----------------------
shall inure to the benefit of Purchaser and Sellers and their respective successors and permitted assigns; provided, however, that this Agreement may not
                                  --------  -------
be assigned by Sellers, or either of them, without the prior written consent of Purchaser.

     12.7  GOVERNING LAW.  The validity and effect of this Agreement and the
           -------------
rights and obligations of the parties hereto shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

     12.8  REMEDIES:  DAMAGES, INJUNCTIONS AND SPECIFIC PERFORMANCE.
           --------------------------------------------------------

          (a) It is expressly understood and agreed that many of the covenants, agreements and services to be rendered and performed by Sellers pursuant to this Agreement shall survive the Closing Date and are special, unique, and of an extraordinary character, and in the event of any default, breach or threatened breach by Sellers, or either of them, of any term, provision or Section of this Agreement to be performed by Sellers, or either of them, hereunder, including, without limitation, any of the provisions of Article Eleven hereof, Purchaser shall be entitled, if it so elects, to institute and prosecute proceedings in any court of competent jurisdiction, either at law or in equity, and shall be entitled to such relief as may be available to it pursuant hereto, at law or in equity, including, without limiting the generality of the foregoing, any proceedings to: (i) obtain damages for any breach of this Agreement; (ii) order the specific performance thereof by Sellers, or either of them; or (iii) enjoin Sellers, or either of them, from breaching such provisions.

          (b) In the event that any legal proceeding is initiated by Purchaser to enforce any of the provisions of Article Eleven hereof, the term of any temporal restrictions which may be set forth in such provisions shall be extended by a period of time equivalent to that period of time from the date of filing of any legal or equitable action for the enforcement of such provisions of Article Eleven until the date on which said proceedings, including all allowable appeals, are completed or terminated and either a final judgment is entered or the action is dismissed, with or without prejudice; it being the specific intention of the parties to this Agreement that the above referenced temporal restrictions shall be tolled during the pendency of any legal or equitable proceeding instituted to enforce any of the provisions of Article Eleven and that upon the termination of any such action the temporal restrictions shall once again commence. If Purchaser shall seek to enjoin Sellers, or either of them, from defaulting in the performance of or breaching any provision or Section of this Agreement, Sellers, and each of them, shall waive and hereby waive the defense that Purchaser has or will then have an adequate remedy at law.

     12.9  INTERPRETATION.  All Sections, sub-Sections, paragraphs, terms and
           --------------
provisions of this Agreement are severable, and the unenforceability or invalidity of any of the terms, provisions, Sections, sub-Sections or paragraphs of this Agreement shall not affect the validity or enforceability of the remaining terms, provisions, Sections, sub-Sections or paragraphs of this Agreement, but such remaining terms, provisions, Sections, sub-Sections or paragraphs shall be interpreted and construed in such a manner as to carry out fully the intention of the parties hereto. Sellers acknowledge and agree that the covenants and agreements contained in this Agreement, including, without limitation, the covenants and agreements contained in Article Eleven hereof, shall be construed as covenants and agreements independent of each other and of any other provision of this Agreement or any other contract between the parties hereto and that the existence of any claim or cause of action by Sellers, or either of them, against Purchaser or FMP whether predicated upon this Agreement or any other contract, shall not constitute a defense to the enforcement by Purchaser of said covenants, agreements and the provisions of Article Eleven.

     IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement under seal as of the day and year first above written.

                                  "PURCHASER"
                                   ---------

                                  HEALTHDYNE TECHNOLOGIES, INC.


                                  By:
                                      -----------------------------------
                                  Its:

                                      -----------------------------------



                                  "SELLERS"
                                   -------


                                                                   [SEAL]
                                  ---------------------------------
                                  PASQUALE J. COSTA


                                                                   [SEAL]
                                  ---------------------------------
                                  RICHARD W. HOLT

                                  EXHIBIT A-1
                                  -----------

                         NON-NEGOTIABLE PROMISSORY NOTE

$600,000.00                                                     Atlanta, Georgia
                                                                   June 27, 1996

1.   Principal and Interest
     ----------------------

     FOR VALUE RECEIVED, the undersigned, HEALTHDYNE TECHNOLOGIES, INC., a Georgia corporation (the "Maker"), promises to pay to PASQUALE J. COSTA, a Pennsylvania resident (the "Holder"), at 4382 Farmington Circle, Allentown, Pennsylvania 18104, or at such other address as Holder may designate to Maker from time to time in writing, the principal sum of Six Hundred Thousand and No/100 Dollars ($600,000.00), or such lesser amount as may be outstanding hereunder (the "Principal"), together with accrued interest thereon from the date hereof payable at the rate of six percent (6%) per annum.

     Principal shall be payable, together with accrued and unpaid interest, in two (2) equal installments of $300,000.00 on June 27, 1997 and June 27, 1998.
If any scheduled payment date falls on a day on which banks are authorized to be closed in Atlanta, Georgia, then such payment date shall be deemed to be the next business day on which such banks are not so authorized.

2.   Subordination
     -------------

     (a) "Senior Indebtedness" means the principal of and premium, if any, and interest on indebtedness of the Maker for money borrowed from commercial banks, equipment lessors or other financial institutions under a secured or unsecured line of credit, term loan or equipment lease.

     (b) The Maker agrees and the Holder by acceptance hereof, agrees, expressly for the benefit of the present and future holders of Senior Indebtedness that, except as otherwise provided herein, upon (i) an event of default under any Senior Indebtedness, or (ii) any dissolution, winding up, or liquidation of the Maker, whether or not in bankruptcy, insolvency or receivership proceedings, the Maker shall not pay, and the Holder shall not be entitled to receive any amount in respect of the principal and interest of this Non-Negotiable Promissory Note (this "Note") unless and until the Senior Indebtedness shall have been paid or otherwise discharged. Upon (1) an event of default under any Senior Indebtedness, or (2) any dissolution, winding up or liquidation of the Maker, any payment or distribution of assets of the Maker, which the Holder of this Note would be entitled to receive but for the provisions hereof, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness ratably according to the aggregate amounts remaining unpaid on Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness. Subject to the payment in full of the Senior Indebtedness and until this Note is paid in full, the Holder of this Note shall be subrogated to the rights of the holders of the Senior Indebtedness (to the extent of payments or distributions previously made to the holders of Senior Indebtedness pursuant to this paragraph 2(b) to receive payments or distributions of assets of the Maker applicable to the Senior Indebtedness).

     (c) This Section 2 is not intended to impair, as between the Maker, its creditors (other than the holders of Senior Indebtedness) and the Holder of this Note, the unconditional and absolute obligation of the Maker to pay the principal of and interest on the Note or affect the relative rights of the Holder of this Note and the other creditors of the Maker, other than the holders of Senior Indebtedness. Nothing in this Note shall prevent the Holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under the Note, subject to the rights, if any, of the holders of Senior Indebtedness in respect to cash, property or securities of the Maker received upon the exercise of any such remedy.

3.   Miscellaneous
     -------------

     This Note is issued pursuant to that certain Stock Purchase Agreement dated as of June 27, 1996 (the "Purchase Agreement"), by and among Maker, Holder and Richard W. Holt, and is entitled to all benefits thereof. Capitalized terms used in this Note but not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement. Maker shall have the right to setoff against any payments due or to become due under this Note any and all amounts due and owing from Holder to Maker, including, without limitation, any amounts with respect to which Maker is entitled to be indemnified by Holder pursuant to the Purchase Agreement.

     Maker hereby reserves the right to prepay the indebtedness evidenced by this Note, in whole or in part, at any time without penalty, premium or payment of interest.

     This Note shall be governed by and construed in accordance with the laws of the State of Georgia.


     IN WITNESS WHEREOF, Maker has caused this Non-Negotiable Promissory Note to be executed by its duly authorized officer as of the day and year first above written.

                                    HEALTHDYNE TECHNOLOGIES, INC.



                                    By:
                                       ----------------------------------
                                    Name:
                                         --------------------------------
                                    Title
                                          -------------------------------

                                  EXHIBIT A-2
                                  -----------

                         NON-NEGOTIABLE PROMISSORY NOTE

$600,000.00                                                     Atlanta, Georgia
                                                                   June 27, 1996

1.   Principal and Interest
     ----------------------

     FOR VALUE RECEIVED, the undersigned, HEALTHDYNE TECHNOLOGIES, INC., a Georgia corporation (the "Maker"), promises to pay to RICHARD W. HOLT, a Pennsylvania resident (the "Holder"), at 4134 Cambridge Court, Schnecksville, Pennsylvania 18078, or at such other address as Holder may designate to Maker from time to time in writing, the principal sum of Six Hundred Thousand and No/100 Dollars ($600,000.00), or such lesser amount as may be outstanding hereunder (the "Principal"), together with accrued interest thereon from the date hereof payable at the rate of six percent (6%) per annum.

     Principal shall be payable, together with accrued and unpaid interest, in two (2) equal installments of $300,000.00 on June 27, 1997 and June 27, 1998.
If any scheduled payment date falls on a day on which banks are authorized to be closed in Atlanta, Georgia, then such payment date shall be deemed to be the next business day on which such banks are not so authorized.

2.   Subordination
     -------------

     (a) "Senior Indebtedness" means the principal of and premium, if any, and interest on indebtedness of the Maker for money borrowed from commercial banks, equipment lessors or other financial institutions under a secured or unsecured line of credit, term loan or equipment lease.

     (b) The Maker agrees and the Holder by acceptance hereof, agrees, expressly for the benefit of the present and future holders of Senior Indebtedness that, except as otherwise provided herein, upon (i) an event of default under any Senior Indebtedness, or (ii) any dissolution, winding up, or liquidation of the Maker, whether or not in bankruptcy, insolvency or receivership proceedings, the Maker shall not pay, and the Holder shall not be entitled to receive any amount in respect of the principal and interest of this Non-Negotiable Promissory Note (this "Note") unless and until the Senior Indebtedness shall have been paid or otherwise discharged. Upon (1) an event of default under any Senior Indebtedness, or (2) any dissolution, winding up or liquidation of the Maker, any payment or distribution of assets of the Maker, which the Holder of this Note would be entitled to receive but for the provisions hereof, shall be paid by the liquidating trustee or agent or other person making such payment or distribution directly to the holders of Senior Indebtedness ratably according to the aggregate amounts remaining unpaid on Senior Indebtedness after giving effect to any concurrent payment or distribution to the holders of Senior Indebtedness. Subject to the payment in full of the Senior Indebtedness and until this Note is paid in full, the Holder of this Note shall be subrogated to the rights of the holders of the Senior Indebtedness (to the extent of payments or distributions previously made to the holders of Senior Indebtedness pursuant to this paragraph 2(b) to receive payments or distributions of assets of the Maker applicable to the Senior Indebtedness).

     (c) This Section 2 is not intended to impair, as between the Maker, its creditors (other than the holders of Senior Indebtedness) and the Holder of this Note, the unconditional and absolute obligation of the Maker to pay the principal of and interest on the Note or affect the relative rights of the Holder of this Note and the other creditors of the Maker, other than the holders of Senior Indebtedness. Nothing in this Note shall prevent the Holder of this Note from exercising all remedies otherwise permitted by applicable law upon default under the Note, subject to the rights, if any, of the holders of Senior Indebtedness in respect to cash, property or securities of the Maker received upon the exercise of any such remedy.

3.   Miscellaneous
     -------------

     This Note is issued pursuant to that certain Stock Purchase Agreement dated as of June 27, 1996 (the "Purchase Agreement"), by and among Maker, Holder and Pasquale J. Costa, and is entitled to all benefits thereof. Capitalized terms used in this Note but not otherwise defined herein shall have the respective meanings assigned to such terms in the Purchase Agreement. Maker shall have the right to setoff against any payments due or to become due under this Note any and all amounts due and owing from Holder to Maker, including, without limitation, any amounts with respect to which Maker is entitled to be indemnified by Holder pursuant to the Purchase Agreement.

     Maker hereby reserves the right to prepay the indebtedness evidenced by this Note, in whole or in part, at any time without penalty, premium or payment of interest.

     This Note shall be governed by and construed in accordance with the laws of the State of Georgia.


     IN WITNESS WHEREOF, Maker has caused this Non-Negotiable Promissory Note to be executed by its duly authorized officer as of the day and year first above written.

                                          HEALTHDYNE TECHNOLOGIES, INC.



                                          By:
                                             ---------------------------
                                          Name:
                                               -------------------------
                                          Title
                                               -------------------------

                                   EXHIBIT B
                                   ---------

                              CONSULTING AGREEMENT
                              --------------------


          THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into this 27th day of June, 1996 (the "Effective Date"), by and between HEALTHDYNE TECHNOLOGIES, INC., a Georgia corporation ("Healthdyne"), and PASQUALE J. COSTA, a Pennsylvania resident ("Costa").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Costa has previously been employed by Fiberoptic Medical Products, Inc., a Pennsylvania corporation ("FMP") as its vice president;

          WHEREAS, concurrently herewith, all of the issued and outstanding shares of capital stock of FMP are being purchased by Healthdyne pursuant to that certain Stock Purchase Agreement (the "Purchase Agreement"), by and among Healthdyne, Costa and Richard W. Holt, a Pennsylvania resident;

          WHEREAS, pursuant to the Purchase Agreement and subject to the terms and conditions set forth in this Agreement, Healthdyne desires to retain Costa to perform certain consulting services for Healthdyne and FMP, all as more fully set forth herein; and

          WHEREAS, Costa desires to provide such consulting services for Healthdyne and FMP, all upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, for and in consideration of the premises, the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1.  CONSULTING SERVICES.
          -------------------

          (A) Subject to the terms and conditions set forth in this Agreement, Healthdyne hereby retains Costa during the term of this Agreement to provide to Healthdyne and FMP the consulting services more particularly described on Exhibit A attached hereto and incorporated herein by reference (the "Consulting
- ---------
Services"), and Costa hereby agrees to perform such Consulting Services. During the term of this Agreement, Costa agrees that he will at all times faithfully, industriously and to the best of his ability, experience and talents, perform and discharge the Consulting Services and all other duties that may be required of and from him pursuant to the terms hereof in compliance with all applicable laws, rules and regulations and so as to promote the profit, benefit and business of Healthdyne and FMP and their affiliates and so as to represent Healthdyne and FMP and their affiliates in the most professional manner possible. The Consulting Services shall be rendered at the offices of Healthdyne and FMP, their affiliates, customers and clients and their respective job sites, and at such other place or places as the interests, needs, businesses or opportunities of Healthdyne and FMP and their affiliates, customers and clients shall require or as may be reasonably requested by the Board of Directors of Healthdyne. Healthdyne shall be entitled to all benefits, profits or other issues arising from or incident to all work, service and advice of Costa relating to Healthdyne or FMP during the term of this Agreement

          (B) Costa further agrees that during the term of this Agreement he shall devote eighty percent (80%) of his full business time, attention, knowledge, effort and skills solely to the business and interests of Healthdyne and FMP and their affiliates. During the term of this Agreement, Costa shall not devote significant business time to activities that would inhibit or otherwise interfere with the proper performance of his duties and, except as expressly provided herein, shall not be directly or indirectly concerned or interested in any other occupation or business; provided, however, that Costa
                                                --------  -------
shall be entitled to maintain investments and interests in corporations or business ventures (other than a "Competitor" as defined in Section 5(a) hereof), provided that such investments or interests do not interfere with his ability to devote eighty percent (80%) of his full business time to Healthdyne and FMP and to perform the Consulting Services and his other duties hereunder.

          2.  WORK STANDARD.  During the term of this Agreement, Costa hereby
              -------------
agrees that he will at all times comply with and abide by all lawful terms and conditions set forth in this Agreement and all applicable lawful work policies, procedures and rules as may be issued by Healthdyne or established by Healthdyne from time to time.

          3.  COMPENSATION.
              ------------

          (A) Subject to the terms and conditions set forth in this Agreement, and as full and complete compensation for the Consulting Services and all other services to be rendered by Costa hereunder, Healthdyne shall pay or cause to be paid to Costa, and Costa shall accept, an annual consulting fee (the "Consulting Fee") of One Hundred Thousand and No/100 Dollars ($100,000.00). The Consulting Fee shall be payable in twelve (12) equal monthly payments in arrears on the last day of each month during the term of this Agreement; provided, however,
                                                          --------  -------
that if any scheduled payment falls on a Saturday, Sunday or holiday, such payment shall be made on the last business day immediately preceding such Saturday, Sunday or holiday.

          (B) During the term of this Agreement, Healthdyne shall pay or reimburse Costa for all reasonable travel, entertainment and other expenses reasonably incurred by Costa in performing his duties under this Agreement;

provided, however, that such expenses are approved in advance and appropriately
- --------  -------
documented and submitted to Healthdyne in accordance with Healthdyne's policies in effect from time to time.

          4.   STATUS OF PARTIES.  Both Costa and Healthdyne, in the performance
               -----------------
of this Agreement, will be acting in their own separate capacities and not as agents, employees, partners, joint venturers or associates of one another. It is expressly understood and agreed that Costa is an independent contractor of Healthdyne in all manners and respects and that Costa shall have no power or authority, nor represent that he has the power or authority, to bind Healthdyne, FMP or any of their affiliates to any contract or agreement. During the term of this Agreement, Costa shall be solely responsible for all applicable withholding, social security, unemployment and other taxes, and worker's compensation insurance premiums.

          5.  NON-DISCLOSURE, NON-COMPETITION AND NON-SOLICITATION COVENANTS.
              --------------------------------------------------------------

              (A) DEFINITIONS.  For purposes of this Section 5, the following
                  -----------
terms shall have the following respective meanings:

               (i) "Competitive Position" shall mean (i) the direct or indirect equity ownership or control of all or any portion of a "Competitor" (as hereinafter defined), or (ii) any employment, consulting, partnership, advisory, directorship, agency, promotional or independent contractor arrangement between Costa and any Competitor whereby Costa is required to perform services substantially similar to those that he is to perform for Healthdyne and FMP hereunder.

               (ii) "Competitor" shall refer to any person or entity engaged, wholly or partly, in the business of (i) manufacturing, producing, distributing, selling, licensing or otherwise supplying phototherapy equipment related to the treatment of neonatal jaundice or (ii) the detection, diagnosis or treatment of neonatal jaundice.

               (iii) "Confidential Information" shall mean any and all proprietary and confidential data or information of Healthdyne, FMP or any of their affiliates, other than "Trade Secrets" (as hereinafter defined), which is of tangible or intangible value to Healthdyne, FMP or any of their affiliates and is not public information or is not generally known or available to Healthdyne's or FMP's competitors but is known only to Healthdyne, FMP or their affiliates and their employees, independent contractors or agents to whom it must be confided in order to apply it to the uses intended.

               (iv) "Restricted Territory" shall mean the United States of America and those countries set forth on Exhibit B attached hereto and
                                              ---------
     incorporated herein by reference.

               (v) "Trade Secrets" shall mean all knowledge, data and information of Healthdyne, FMP or any of their affiliates which is defined as a "trade secret" under applicable law.

               (vi) "Work Product" shall mean all work product, property, data, documentation, "know-how", concepts, plans, inventions, improvements, techniques, processes or information of any kind, prepared, conceived, discovered, developed or created by Costa in connection with the performance of the Consulting Services.

          (B) ACKNOWLEDGEMENTS.  Costa hereby acknowledges and agrees that
              ----------------
during the term of this Agreement (i) Costa will frequently be exposed to certain Trade Secrets and Confidential Information; (ii) Costa's responsibilities on behalf of Healthdyne and FMP will extend to all geographical areas of the Restricted Territory; and (iii) any competitive activity on Costa's part during the term of this Agreement, or any competitive activity on Costa's part in the Restricted Territory for a reasonable period thereafter, would necessarily involve Costa's use of Healthdyne's or FMP's Trade Secrets and Confidential Information and would unfairly threaten Healthdyne's or FMP's legitimate business interests, including their substantial investment in the proprietary aspects of their business and the goodwill associated with their customer base. Moreover, Costa acknowledges that, in the event of the termination of this Agreement, Costa would have sufficient skills to find alternative, commensurate work in his field of expertise that would not involve a violation of any of the provisions of this Section 5. Therefore, Costa acknowledges and agrees that it is reasonable for Healthdyne and FMP to require Costa to abide by the covenants set forth in this Section 5. The parties acknowledge and agree that if the nature of Costa's responsibilities for or on behalf of Healthdyne or FMP or the geographical areas in which Costa must fulfill such responsibilities materially change, the parties will execute appropriate amendments to the scope of the covenants in this Section 5.

          (C) NONDISCLOSURE; OWNERSHIP OF PROPRIETARY PROPERTY.
              ------------------------------------------------

               (i) In recognition of Healthdyne's and FMP's need to protect their legitimate business interests, Costa hereby covenants and agrees that: (A) with regard to each item constituting a Trade Secret, at all times during which such item shall constitute a Trade Secret (before or after termination of this Agreement); and (B) with regard to any Confidential Information, at all times during the term of this Agreement and for a period of three (3) years following the expiration or termination of this Agreement for any reason, Costa shall regard and treat each item constituting a Trade Secret and all Confidential Information as strictly confidential and wholly-owned by Healthdyne or FMP, as the case may be, and will not, for any reason, in any fashion, either directly or indirectly, use, sell, lend, lease, distribute, license, give, transfer, assign, show, disclose, disseminate, reproduce, copy, misappropriate or otherwise communicate any such item or information to any third party for any purpose other than in accordance with this Agreement or as required by applicable law.

               (ii) Costa shall immediately notify Healthdyne of any intended or unintended, unauthorized disclosure or use of any Trade Secrets or Confidential Information by Costa or any other person or entity of which Costa becomes aware. Costa shall assist Healthdyne to the extent Healthdyne deems reasonably necessary in the procurement of any protection of Healthdyne's or FMP's rights to or in any of the Trade Secrets or Confidential Information.

              (iii) Immediately upon expiration or termination of this Agreement for any reason, or if notice of termination is required hereunder, upon receipt of such notice, or at any time after such termination or notice upon the specific request of Healthdyne, Costa shall return to Healthdyne and FMP all written or descriptive materials of any kind in Costa's possession or to which Costa has access that constitute or contain any Confidential Information or Trade Secrets, and the confidentiality obligations described in this Agreement shall continue until their expiration under the terms of this Agreement.

               (iv) To the greatest extent possible, any Work Product shall be deemed to be "work made for hire" (as defined in the Copyright Act, 17 U.S.C.A. Section 101 et seq., as amended) and owned exclusively by
                          -- ---
     Healthdyne. Costa hereby unconditionally and irrevocably transfers and assigns to Healthdyne all rights, title and interest Costa currently has or in the future may have, by operation of law or otherwise, in or to any Work Product, including, without limitation, all patents, copyrights, trademarks, service marks and other intellectual property rights. Costa agrees to execute and deliver to Healthdyne any transfers, assignments, documents or other instruments which Healthdyne may deem necessary or appropriate to vest complete title and ownership of any Work Product, and all rights therein, exclusively in Healthdyne.

          (D) NON-COMPETITION.  In recognition of Healthdyne's need to protect
              ---------------
its legitimate business interests, Costa hereby covenants and agrees that during the term of this Agreement, Costa will not, either directly or indirectly, alone or in conjunction with any other party, accept, enter into or take any action in furtherance of a Competitive Position; provided, however, that consistent with
                                       --------  -------
his other obligations hereunder, Costa shall be entitled to accept a position with a person or entity outside of North America involving the detection or diagnosis of neonatal jaundice only provided that such person or entity has a valid license agreement with Healthdyne with respect to the detection or diagnosis of neonatal jaundice. Costa further agrees that for three (3) years following expiration or termination of this Agreement for any reason, Costa will not, either directly or indirectly, alone or in conjunction with any other party, accept, enter into or take any action in furtherance of a Competitive Position within the Restricted Territory (other than action to reject an offer of a Competitive Position or to notify Healthdyne of the offer pursuant to the requirements of the next sentence of this subsection (d)); provided, however,
                                                           --------  -------
that consistent with his other obligations hereunder, Costa shall be entitled to accept a position with a person or entity outside of North America involving the detection or diagnosis of neonatal jaundice only provided that such person or entity has a valid license agreement with Healthdyne with respect to the detection or diagnosis of neonatal jaundice. Costa shall notify Healthdyne promptly in writing if Costa receives an offer of a Competitive Position within three (3) years following expiration or termination of this Agreement for any reason, and such notice shall describe all salient terms of such offer. Notwithstanding the foregoing provisions of this Section 5(d), nothing herein shall be deemed to prohibit Costa from accepting a position with any person or entity, including a Competitor, so long as Costa does not perform services for such person or entity related to (i) the manufacturing, selling, licensing or distributing of phototherapy equipment used to treat neonatal jaundice, (ii) the treatment of neonatal jaundice, or the detection or diagnosis of neonatal jaundice within North America.

          (E) NON-SOLICITATION OF CLIENTS.  Costa hereby covenants and agrees
              ---------------------------
that (i) during the term of this Agreement, Costa will not, either directly or indirectly, alone or in conjunction with any other party, solicit, divert or appropriate or attempt to solicit, divert or appropriate any customer or actively sought prospective customer of Healthdyne or FMP for the purpose of providing such customer or actively sought prospective customer with services or products competitive with those offered by FMP during the term of this Agreement; and (ii) for a period of three (3) years following expiration or termination of the term of this Agreement for any reason, Costa will not, either directly or indirectly, alone or in conjunction with any other party, solicit, divert or appropriate, or attempt to solicit, divert or appropriate any customer or actively sought prospective customer of Healthdyne or FMP for the purpose of providing such customer or actively sought prospective customer with services or products competitive with those offered by FMP during the term of this Agreement. Costa shall promptly notify Healthdyne in writing if: (1) during the three (3) years following the expiration or termination of this Agreement for any reason, Costa is contacted by any customer or actively sought prospective customer of Healthdyne or FMP with a request that Costa provide such customer or actively sought prospective customer with any competitive services or products; and (2) provision of such services or products, as requested, would constitute a violation of Costa's covenants in this Section 5. Such notice shall include all salient information associated with such customer's request, including, without limitation, the identity of such customer, the exact services or products requested and the party or parties on behalf of such customer who contacted Costa.

          (F)  NONSOLICITATION OF FMP PERSONNEL.  Costa hereby agrees that
               --------------------------------
during the term of this Agreement, except to the extent that he is required to do so in connection with his responsibilities hereunder, Costa will not, either directly or indirectly, alone or in conjunction with any other party, solicit or attempt to solicit any employee, consultant, contractor or other personnel of Healthdyne or FMP to terminate, alter or lessen such party's affiliation with Healthdyne or FMP or to violate the terms of any agreement or understanding between such party and Healthdyne or FMP. Costa further agrees that during the three (3) year period following expiration or termination of this Agreement for any reason, Costa will not, either directly or indirectly, alone or in conjunction with any other party, solicit or attempt to solicit any employee, consultant, contractor or other personnel of Healthdyne or FMP residing at the time of the solicitation in the Restricted Territory to terminate, alter or lessen that party's affiliation with Healthdyne or FMP or to violate the terms of any agreement or understanding between such party and Healthdyne or FMP.

          (G) REMEDIES.  Costa agrees that damages at law for Costa's violation
              --------
of any of the covenants in this Section 5 would not be an adequate or proper remedy and that, should Costa violate or threaten to violate any of the provisions of such covenants, Healthdyne or its successors or assigns shall be entitled to obtain a temporary or permanent injunction against Costa in any court having jurisdiction prohibiting any further violation of any such covenants, in addition to any award or damages (compensatory, exemplary or otherwise) for such violation.

          (H) PARTIAL ENFORCEMENT.  Healthdyne has attempted to limit the rights
              -------------------
of Costa to compete only to the extent necessary to protect Healthdyne and FMP from unfair competition. Healthdyne, however, agrees that, if the scope of enforceability of any of these restrictive covenants is in any way disputed at any time, a court or other trier of fact may modify and enforce such covenant to the extent that it believes to be reasonable under the circumstances existing at the time.

     6.   TERM.  Unless sooner terminated pursuant to Section 7 hereof, the term
          ----
of this Agreement shall begin as of the Effective Date and shall continue for a period of one (1) year; provided, however, that upon the mutual agreement of the
                        --------  -------
parties hereto, the term of this Agreement may be extended for an additional one
(1) year period.

     7.   TERMINATION.
          -----------

          (A) DEATH.  This Agreement shall automatically and immediately
              -----
terminate upon the death of Costa.

          (B) DISABILITY.  This Agreement may be terminated by either party
              ----------
hereto upon written notice to the other in the event Costa becomes "Disabled" (as hereinafter defined). For purposes of this Agreement, "Disabled" shall be defined as either: (a) the reasonable, good faith determination by a majority of the members of the Board of Directors of Healthdyne that due to a mental or physical impairment or disability, Costa has been incapable or unable to fully perform the material duties performed by Costa for Healthdyne or FMP immediately prior to such disability for a period of at least one hundred eighty (180) days in the aggregate (although not necessarily consecutively) within any consecutive three hundred sixty-five (365)-day period; or (b) a determination that Costa is disabled pursuant to the terms of any long term disability insurance policy which Healthdyne or FMP has purchased and which covers Costa.

          (C) CAUSE.  In addition to any other rights or remedies available to
              -----
Healthdyne at law, in equity or pursuant hereto, Healthdyne may, in its sole discretion, terminate this Agreement for "Cause" (as hereinafter defined) effective immediately upon delivery of written notice to Costa. For purposes of this Agreement, "Cause" shall mean any of:

               (i) the imposition by any governmental authority of any material restriction or limitation on Costa's ability to perform the Consulting Services;

               (ii) the reasonable, good faith determination by a majority of the Board of Directors of Healthdyne that: (A) Costa has committed an act constituting fraud, deceit or material misrepresentation with respect to Healthdyne or FMP or any client, customer or supplier of Healthdyne or FMP; or (B) Costa has embezzled funds or assets from Healthdyne or FMP or any client or customer of Healthdyne or FMP;

               (iii) Costa's material breach or default in the performance of any provision of this Agreement; or

               (iv) the reasonable, good faith determination by a majority of the Board of Directors of Healthdyne that: (A) Costa's conduct is unprofessional, unethical or fraudulent in any way; (B) Costa's conduct discredits Healthdyne or FMP or is detrimental to the reputation, character or standing of Healthdyne or FMP; or (C) Costa's conduct is found unprofessional or unethical by a court or administrative agency having jurisdiction over Costa.

          (D) SUBSTANCE ABUSE.  In addition to any other rights or remedies
              ---------------
available to FMP at law, in equity or pursuant hereto, Healthdyne may, in its sole discretion, terminate this Agreement, effective immediately upon delivery of written notice to Costa, upon the reasonable, good faith determination of a majority of the Board of Directors of Healthdyne that Costa has abused or become addicted to any alcoholic, controlled or illegal substance or drug.

     8.   RELEASE.  Costa hereby unconditionally and irrevocably compromises,
          -------
settles and fully and forever releases and discharges FMP and its parent, subsidiaries and affiliates, and their respective directors, officers, shareholders, agents, employees, representatives, attorneys (collectively, the "Indemnified Parties") from and against any and all claims, demands, causes of action, remedies, suits, debts, damages, liabilities and obligations (collectively, the "Claims") of any and every character, known or unknown, suspected or claimed, direct or indirect, at law or in equity, of whatever kind or nature, whether heretofore or hereafter accruing or arising, which Costa ever had, now has or could in the future claim to have against any of the Indemnified Parties in connection with, arising out of or related to Costa's employment with FMP prior to the date of this Agreement. Costa hereby acknowledges that his release of the Claims is a condition of Healthdyne entering into this Agreement. Costa and Healthdyne further acknowledge that this Section 8 is not a release by Costa of any claims in connection with, arising out of or related to Costa's independent contractor relationship with Healthdyne after the date of this Agreement or any other agreement between Costa and Healthdyne.

     9.    NOTICES.
           -------

          (A) All notices and all other communications provided for herein shall be in writing and delivered personally to the other designated party, or mailed by certified or registered mail, return receipt requested, or delivered by a recognized national overnight courier service, as follows:

          If to Costa to:       Pasquale J. Costa
                                4382 Farmington Circle
                                Allentown, Pennsylvania  18104

          with a copy to:       Dominic Liberi, Esquire
                                2005 Market Street, 22nd Floor
                                One Commerce Square
                                Philadelphia, Pennsylvania  19103
                                Telephone Number:  (215) 241-1896
                                Facsimile Number:  (215) 241-1857


          If to Healthdyne:     Healthdyne Technologies, Inc.
                                1255 Kennestone Circle
                                Marietta, Georgia  30066
                                Attn:  President
                                Telephone Number:  (770) 499-1212
                                Facsimile Number:  (770) 421-1684

          with a copy to:       James L. Smith, III, Esquire
                                Troutman Sanders
                                600 Peachtree Street, N.E.
                                5200 NationsBank Plaza
                                Atlanta, Georgia 30308-2216

          (B) Either party hereto may change the address to which notice is to be sent hereunder by written notice to the other party in accordance with the provisions of this Section 9.

     10.  SURVIVAL.  Notwithstanding any expiration or termination of this
          --------
Agreement, the provisions of Section 5 hereof shall survive and remain in full force and effect, as shall any other provision hereof that, by its terms or reasonable interpretation thereof, sets forth obligations that extend beyond the termination of this Agreement.

     11.  GENERAL PROVISIONS.
          ------------------

          (A) BINDING EFFECT AND ASSIGNABILITY.  The rights and obligations
              --------------------------------
under this Agreement shall inure to the benefit of and be binding upon Costa, Healthdyne and their respective heirs, representatives, successors and permitted assigns. Neither this Agreement, nor any rights or obligations of Costa herein shall be transferable or assignable by Costa without Healthdyne's prior written consent, and any attempted transfer or assignment hereof by Costa not in accordance herewith shall be null and void and of no force or effect.
Healthdyne may freely assign this Agreement and its rights or obligations set forth herein to any affiliate or successor to Healthdyne's business.

          (B) ENTIRE AGREEMENT; AMENDMENT.  This Agreement contains the entire
              ---------------------------
agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, letters or understandings, oral or written, to the contrary and may be altered, amended or modified only by a writing executed by both parties hereto.

          (C) WAIVER.  The waiver of the breach of any term or condition of this
              ------
Agreement shall not be deemed to constitute the waiver of any other or subsequent breach of the same or any other term or condition.

          (D) GOVERNING LAW.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of Georgia.

          (E) SEVERABILITY.  The unenforceability or invalidity of any provision
              ------------
of this Agreement shall not affect the validity or enforceability of the remaining provisions hereof, but such remaining provisions shall be construed and interpreted in such a manner as to carry out fully the intent of the parties hereto; provided, however, that should any judicial body interpreting this
        --------  -------
Agreement deem any provision hereof to be unreasonably broad in time, territory, scope or otherwise, it is the intent and desire of the parties hereto that such judicial body, to the greatest extent possible, reduce the breadth of such provision to the maximum legally allowable parameters rather than deeming such provision totally unenforceable or invalid.

          (F) CAPTIONS AND COUNTERPARTS.  The Section headings set forth herein
              -------------------------
are for convenience of reference purposes only and are not to be used in the interpretation of this Agreement whatsoever. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute the same Agreement; and any signature page from any such counterpart or any electronic facsimile thereof may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

          (G) INTERPRETATION.  Should a provision of this Agreement require
              --------------
judicial interpretation, it is agreed that the judicial body interpreting or construing the Agreement shall not apply the assumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that an instrument is to be construed more strictly against the party which itself or through its agents prepared the agreement, it being agreed that all parties and/or their agents have participated in the preparation of this Agreement equally.

          (H) APPLICABLE LAW.  Should any provision of this Agreement,
              --------------
including, without limitation, any provision relating to compensation, be found to be in violation of any applicable law, rule or regulation, the parties hereto agree to execute an amendment to this Agreement to bring such provision into compliance with any such law, rule or regulation, as the case may be.

     IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representative to execute, this Agreement to be effective as of the Effective Date.
                         "Healthdyne"

                         HEALTHDYNE TECHNOLOGIES, INC.


                         By:
                            -------------------------------
                         Title:
                               ----------------------------



                         "COSTA"



                         ---------------------------------
                         PASQUALE J. COSTA

                                   EXHIBIT A
                                   ---------


                              CONSULTING SERVICES


A.   Wallaby Halogen Light.  Costa shall assist FMP and/or Healthdyne, at
     ---------------------
     Healthdyne's direction, in completing the product development and commercial introduction of FMP's redesigned Wallaby halogen light (the "Wallaby Light") and shall use his reasonable business efforts to assist Healthdyne and FMP in causing the commercial introduction of the Wallaby Light to occur on or before December 1, 1996.

B.   High Intensity Product.  Costa shall assist FMP and/or Healthdyne, at
     ----------------------
     Healthdyne's direction, in obtaining 510K clearance and approval from the United States Food and Drug Administration for FMP's High Intensity Product as soon as reasonably practicable.

C.   General.  Costa shall assist Healthdyne and/or FMP, at Healthdyne's
     -------
     direction, with the transition of FMP's business and operations and in achieving product development and sales objectives for FMP's products. In connection therewith, Costa shall perform such duties and have such responsibilities as may be reasonably prescribed by Healthdyne from time to time, including, without limitation, the following: (1) sales product training; (2) customer relations; (3) new product development and launch activities; (4) supplier relations; (5) national account relations; (6) transition related issues; (7) trade show activities; (8) thought and leader development; and (9) clinical studies. Costa acknowledges that the scope of such duties and responsibilities may include both domestic and international travel.

                                   EXHIBIT B
                                   ---------

                              RESTRICTED TERRITORY



Argentina
Australia
Belgium
Brazil
Canada
Czechoslovakia
Cyprus
Denmark
Egypt
Finland
France
Germany
Hong Kong
Ireland
Italy
Japan
Korea
Kuwait
Lebanon
Netherlands
New Zealand
Norway
Russia
Philippines
South Africa
Spain
Sweden
Switzerland
Syria
Taiwan
Thailand
Turkey
United Kingdom
Portugal

                                   EXHIBIT C
                                   ---------

                              CONSULTING AGREEMENT
                              --------------------


          THIS CONSULTING AGREEMENT (this "Agreement") is made and entered into this 27th day of June, 1996 (the "Effective Date"), by and between HEALTHDYNE TECHNOLOGIES, INC., a Georgia corporation ("Healthdyne"), and RICHARD W. HOLT, a Pennsylvania resident ("Holt").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, Holt has previously been employed by Fiberoptic Medical Products, Inc., a Pennsylvania corporation ("FMP") as its president;

          WHEREAS, concurrently herewith, all of the issued and outstanding shares of capital stock of FMP are being purchased by Healthdyne pursuant to that certain Stock Purchase Agreement (the "Purchase Agreement"), by and among Healthdyne, Holt and Pasquale J. Costa, a Pennsylvania resident;

          WHEREAS, pursuant to the Purchase Agreement and subject to the terms and conditions set forth in this Agreement, Healthdyne desires to retain Holt to perform certain consulting services for Healthdyne and FMP, all as more fully set forth herein; and

          WHEREAS, Holt desires to provide such consulting services for Healthdyne and FMP, all upon the terms and subject to the conditions set forth herein;

          NOW, THEREFORE, for and in consideration of the premises, the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

      1.  CONSULTING SERVICES.
          -------------------

          (A) Subject to the terms and conditions set forth in this Agreement, Healthdyne hereby retains Holt during the term of this Agreement to provide to Healthdyne and FMP the consulting services more particularly described on Exhibit A attached hereto and incorporated herein by reference (the "Consulting
- ---------
Services"), and Holt hereby agrees to perform such Consulting Services. During the term of this Agreement, Holt agrees that he will at all times faithfully, industriously and to the best of his ability, experience and talents, perform and discharge the Consulting Services and all other duties that may be required of and from him pursuant to the terms hereof in compliance with all applicable laws, rules and regulations and so as to promote the profit, benefit and business of Healthdyne and FMP and their affiliates and so as to represent Healthdyne and FMP and their affiliates in the most professional manner possible. The Consulting Services shall be rendered at the offices of Healthdyne and FMP, their affiliates, customers and clients and their respective job sites, and at such other place or places as the interests, needs, businesses or opportunities of Healthdyne and FMP and their affiliates, customers and clients shall require or as may be reasonably requested by the Board of Directors of Healthdyne. Healthdyne shall be entitled to all benefits, profits or other issues arising from or incident to all work, service and advice of Holt relating to Healthdyne or FMP during the term of this Agreement

          (B) Holt further agrees that during the term of this Agreement he shall devote eighty percent (80%) of his full business time, attention, knowledge, effort and skills solely to the business and interests of Healthdyne and FMP and their affiliates. During the term of this Agreement, Holt shall not devote significant business time to activities that would inhibit or otherwise interfere with the proper performance of his duties and, except as expressly provided herein, shall not be directly or indirectly concerned or interested in any other occupation or business; provided, however, that Holt shall be entitled
                                  --------  -------
to maintain investments and interests in corporations or business ventures (other than a "Competitor" as defined in Section 5(a) hereof), provided that such investments or interests do not interfere with his ability to devote eighty percent (80%) of his full business time to Healthdyne and FMP and to perform the Consulting Services and his other duties hereunder.

          2.  WORK STANDARD.  During the term of this Agreement, Holt hereby
              -------------
agrees that he will at all times comply with and abide by all lawful terms and conditions set forth in this Agreement and all applicable lawful work policies, procedures and rules as may be issued by Healthdyne or established by Healthdyne from time to time.

          3.  COMPENSATION.
              ------------

          (A) Subject to the terms and conditions set forth in this Agreement, and as full and complete compensation for the Consulting Services and all other services to be rendered by Holt hereunder, Healthdyne shall pay or cause to be paid to Holt, and Holt shall accept, an annual consulting fee (the "Consulting Fee") of One Hundred Thousand and No/100 Dollars ($100,000.00). The Consulting Fee shall be payable in twelve (12) equal monthly payments in arrears on the last day of each month during the term of this Agreement; provided, however,
                                                          --------  -------
that if any scheduled payment falls on a Saturday, Sunday or holiday, such payment shall be made on the last business day immediately preceding such Saturday, Sunday or holiday.

          (B) During the term of this Agreement, Healthdyne shall pay or reimburse Holt for all reasonable travel, entertainment and other expenses reasonably incurred by Holt in performing his duties under this Agreement; provided, however, that such expenses are approved in advance and appropriately
- --------  -------
documented and submitted to Healthdyne in accordance with Healthdyne's policies in effect from time to time.

          4.   STATUS OF PARTIES.  Both Holt and Healthdyne, in the performance
               -----------------
of this Agreement, will be acting in their own separate capacities and not as agents, employees, partners, joint venturers or associates of one another. It is expressly understood and agreed that Holt is an independent contractor of Healthdyne in all manners and respects and that Holt shall have no power or authority, nor represent that he has the power or authority, to bind Healthdyne, FMP or any of their affiliates to any contract or agreement. During the term of this Agreement, Holt shall be solely responsible for all applicable withholding, social security, unemployment and other taxes, and worker's compensation insurance premiums.

     5.  NON-DISCLOSURE, NON-COMPETITION AND NON-SOLICITATION COVENANTS.
         --------------------------------------------------------------

         (A) DEFINITIONS.  For purposes of this Section 5, the following
             -----------
 terms shall have the following respective meanings:

               (i) "Competitive Position" shall mean (i) the direct or indirect equity ownership or control of all or any portion of a "Competitor" (as hereinafter defined), or (ii) any employment, consulting, partnership, advisory, directorship, agency, promotional or independent contractor arrangement between Holt and any Competitor whereby Holt is required to perform services substantially similar to those that he is to perform for Healthdyne and FMP hereunder.

               (ii) "Competitor" shall refer to any person or entity engaged, wholly or partly, in the business of (i) manufacturing, producing, distributing, selling, licensing or otherwise supplying phototherapy equipment related to the treatment of neonatal jaundice or (ii) the detection, diagnosis or treatment of neonatal jaundice.

               (iii) "Confidential Information" shall mean any and all proprietary and confidential data or information of Healthdyne, FMP or any of their affiliates, other than "Trade Secrets" (as hereinafter defined), which is of tangible or intangible value to Healthdyne, FMP or any of their affiliates and is not public information or is not generally known or available to Healthdyne's or FMP's competitors but is known only to Healthdyne, FMP or their affiliates and their employees, independent contractors or agents to whom it must be confided in order to apply it to the uses intended.

               (iv) "Restricted Territory" shall mean the United States of America and those countries set forth on Exhibit B attached hereto and
                                              ---------
     incorporated herein by reference.

               (v) "Trade Secrets" shall mean all knowledge, data and information of Healthdyne, FMP or any of their affiliates which is defined as a "trade secret" under applicable law.

               (vi) "Work Product" shall mean all work product, property, data, documentation, "know-how", concepts, plans, inventions, improvements, techniques, processes or information of any kind, prepared, conceived, discovered, developed or created by Holt in connection with the performance of the Consulting Services.

          (B) ACKNOWLEDGEMENTS.  Holt hereby acknowledges and agrees that during
              ----------------
the term of this Agreement (i) Holt will frequently be exposed to certain Trade Secrets and Confidential Information; (ii) Holt's responsibilities on behalf of Healthdyne and FMP will extend to all geographical areas of the Restricted Territory; and (iii) any competitive activity on Holt's part during the term of this Agreement, or any competitive activity on Holt's part in the Restricted Territory for a reasonable period thereafter, would necessarily involve Holt's use of Healthdyne's or FMP's Trade Secrets and Confidential Information and would unfairly threaten Healthdyne's or FMP's legitimate business interests, including their substantial investment in the proprietary aspects of their business and the goodwill associated with their customer base. Moreover, Holt acknowledges that, in the event of the termination of this Agreement, Holt would have sufficient skills to find alternative, commensurate work in his field of expertise that would not involve a violation of any of the provisions of this
Section 5. Therefore, Holt acknowledges and agrees that it is reasonable for Healthdyne and FMP to require Holt to abide by the covenants set forth in this
Section 5. The parties acknowledge and agree that if the nature of Holt's responsibilities for or on behalf of Healthdyne or FMP or the geographical areas in which Holt must fulfill such responsibilities materially change, the parties will execute appropriate amendments to the scope of the covenants in this
Section 5.

          (C) NONDISCLOSURE; OWNERSHIP OF PROPRIETARY PROPERTY.
              ------------------------------------------------

               (i) In recognition of Healthdyne's and FMP's need to protect their legitimate business interests, Holt hereby covenants and agrees that:
     (A) with regard to each item constituting a Trade Secret, at all times during which such item shall constitute a Trade Secret (before or after termination of this Agreement); and (B) with regard to any Confidential Information, at all times during the term of this Agreement and for a period of three (3) years following the expiration or termination of this Agreement for any reason, Holt shall regard and treat each item constituting a Trade Secret and all Confidential Information as strictly confidential and wholly-owned by Healthdyne or FMP, as the case may be, and will not, for any reason, in any fashion, either directly or indirectly, use, sell, lend, lease, distribute, license, give, transfer, assign, show, disclose, disseminate, reproduce, copy, misappropriate or otherwise communicate any such item or information to any third party for any purpose other than in accordance with this Agreement or as required by applicable law.

               (ii) Holt shall immediately notify Healthdyne of any intended or unintended, unauthorized disclosure or use of any Trade Secrets or Confidential Information by Holt or any other person or entity of which Holt becomes aware. Holt shall assist Healthdyne to the extent Healthdyne deems reasonably necessary in the procurement of any protection of Healthdyne's or FMP's rights to or in any of the Trade Secrets or Confidential Information.

               (iii) Immediately upon expiration or termination of this Agreement for any reason, or if notice of termination is required hereunder, upon receipt of such notice, or at any time after such termination or notice upon the specific request of Healthdyne, Holt shall return to Healthdyne and FMP all written or descriptive materials of any kind in Holt's possession or to which Holt has access that constitute or contain any Confidential Information or Trade Secrets, and the confidentiality obligations described in this Agreement shall continue until their expiration under the terms of this Agreement.

               (iv) To the greatest extent possible, any Work Product shall be deemed to be "work made for hire" (as defined in the Copyright Act, 17 U.S.C.A. Section 101 et seq., as amended) and owned exclusively by
                          -- ---
     Healthdyne. Holt hereby unconditionally and irrevocably transfers and assigns to Healthdyne all rights, title and interest Holt currently has or in the future may have, by operation of law or otherwise, in or to any Work Product, including, without limitation, all patents, copyrights, trademarks, service marks and other intellectual property rights. Holt agrees to execute and deliver to Healthdyne any transfers, assignments, documents or other instruments which Healthdyne may deem necessary or appropriate to vest complete title and ownership of any Work Product, and all rights therein, exclusively in Healthdyne.

          (D) NON-COMPETITION.  In recognition of Healthdyne's need to protect
              ---------------
its legitimate business interests, Holt hereby covenants and agrees that during the term of this Agreement, Holt will not, either directly or indirectly, alone or in conjunction with any other party, accept, enter into or take any action in furtherance of a Competitive Position; provided, however, that consistent with
                                       --------  -------
his other obligations hereunder, Holt shall be entitled to accept a position with a person or entity outside of North America involving the detection or diagnosis of neonatal jaundice only provided that such person or entity has a valid license agreement with Healthdyne with respect to the detection or diagnosis of neonatal jaundice. Holt further agrees that for three (3) years following expiration or termination of this Agreement for any reason, Holt will not, either directly or indirectly, alone or in conjunction with any other party, accept, enter into or take any action in furtherance of a Competitive Position within the Restricted Territory (other than action to reject an offer of a Competitive Position or to notify Healthdyne of the offer pursuant to the requirements of the next sentence of this subsection (d)); provided, however,
                                                           --------  -------
that consistent with his other obligations hereunder, Holt shall be entitled to accept a position with a person or entity outside of North America involving the detection or diagnosis of neonatal jaundice only provided that such person or entity has a valid license agreement with Healthdyne with respect to the detection or diagnosis of neonatal jaundice. Holt shall notify Healthdyne promptly in writing if Holt receives an offer of a Competitive Position within three (3) years following expiration or termination of this Agreement for any reason, and such notice shall describe all salient terms of such offer. Notwithstanding the foregoing provisions of this Section 5(d), nothing herein shall be deemed to prohibit Holt from accepting a position with any person or entity, including a Competitor, so long as Holt does not perform services for such person or entity related to (i) the manufacturing, selling, licensing or distributing of phototherapy equipment used to treat neonatal jaundice, (ii) the treatment of neonatal jaundice, or the detection or diagnosis of neonatal jaundice within North America.

          (E) NON-SOLICITATION OF CLIENTS.  Holt hereby covenants and agrees
              ---------------------------
that (i) during the term of this Agreement, Holt will not, either directly or indirectly, alone or in conjunction with any other party, solicit, divert or appropriate or attempt to solicit, divert or appropriate any customer or actively sought prospective customer of Healthdyne or FMP for the purpose of providing such customer or actively sought prospective customer with services or products competitive with those offered by FMP during the term of this Agreement; and (ii) for a period of three (3) years following expiration or termination of the term of this Agreement for any reason, Holt will not, either directly or indirectly, alone or in conjunction with any other party, solicit, divert or appropriate, or attempt to solicit, divert or appropriate any customer or actively sought prospective customer of Healthdyne or FMP for the purpose of providing such customer or actively sought prospective customer with services or products competitive with those offered by FMP during the term of this Agreement. Holt shall promptly notify Healthdyne in writing if: (1) during the three (3) years following the expiration or termination of this Agreement for any reason, Holt is contacted by any customer or actively sought prospective customer of Healthdyne or FMP with a request that Holt provide such customer or actively sought prospective customer with any competitive services or products; and (2) provision of such services or products, as requested, would constitute a violation of Holt's covenants in this Section 5. Such notice shall include all salient information associated with such customer's request, including, without limitation, the identity of such customer, the exact services or products requested and the party or parties on behalf of such customer who contacted Holt.

          (F)  NONSOLICITATION OF FMP PERSONNEL.  Holt hereby agrees that during
               --------------------------------
the term of this Agreement, except to the extent that he is required to do so in connection with his responsibilities hereunder, Holt will not, either directly or indirectly, alone or in conjunction with any other party, solicit or attempt to solicit any employee, consultant, contractor or other personnel of Healthdyne or FMP to terminate, alter or lessen such party's affiliation with Healthdyne or FMP or to violate the terms of any agreement or understanding between such party and Healthdyne or FMP. Holt further agrees that during the three (3) year period following expiration or termination of this Agreement for any reason, Holt will not, either directly or indirectly, alone or in conjunction with any other party, solicit or attempt to solicit any employee, consultant, contractor or other personnel of Healthdyne or FMP residing at the time of the solicitation in the Restricted Territory to terminate, alter or lessen that party's affiliation with Healthdyne or FMP or to violate the terms of any agreement or understanding between such party and Healthdyne or FMP.

          (G) REMEDIES.  Holt agrees that damages at law for Holt's violation of
              --------
any of the covenants in this Section 5 would not be an adequate or proper remedy and that, should Holt violate or threaten to violate any of the provisions of such covenants, Healthdyne or its successors or assigns shall be entitled to obtain a temporary or permanent injunction against Holt in any court having jurisdiction prohibiting any further violation of any such covenants, in addition to any award or damages (compensatory, exemplary or otherwise) for such violation.

          (H) PARTIAL ENFORCEMENT.  Healthdyne has attempted to limit the rights
              -------------------
of Holt to compete only to the extent necessary to protect Healthdyne and FMP from unfair competition. Healthdyne, however, agrees that, if the scope of enforceability of any of these restrictive covenants is in any way disputed at any time, a court or other trier of fact may modify and enforce such covenant to the extent that it believes to be reasonable under the circumstances existing at the time.

     6.   TERM.  Unless sooner terminated pursuant to Section 7 hereof, the term
          ----
of this Agreement shall begin as of the Effective Date and shall continue for a period of one (1) year; provided, however, that upon the mutual agreement of the
                        --------  -------
parties hereto, the term of this Agreement may be extended for an additional one
(1) year period.

     7.   TERMINATION.
          -----------

          (A) DEATH.  This Agreement shall automatically and immediately
              -----
terminate upon the death of Holt.

          (B) DISABILITY.  This Agreement may be terminated by either party
              ----------
hereto upon written notice to the other in the event Holt becomes "Disabled" (as hereinafter defined). For purposes of this Agreement, "Disabled" shall be defined as either: (a) the reasonable, good faith determination by a majority of the members of the Board of Directors of Healthdyne that due to a mental or physical impairment or disability, Holt has been incapable or unable to fully perform the material duties performed by Holt for Healthdyne or FMP immediately prior to such disability for a period of at least one hundred eighty (180) days in the aggregate (although not necessarily consecutively) within any consecutive three hundred sixty-five (365)-day period; or (b) a determination that Holt is disabled pursuant to the terms of any long term disability insurance policy which Healthdyne or FMP has purchased and which covers Holt.

          (C) CAUSE.  In addition to any other rights or remedies available to
              -----
Healthdyne at law, in equity or pursuant hereto, Healthdyne may, in its sole discretion, terminate this Agreement for "Cause" (as hereinafter defined) effective immediately upon delivery of written notice to Holt. For purposes of this Agreement, "Cause" shall mean any of:

               (i) the imposition by any governmental authority of any material restriction or limitation on Holt's ability to perform the Consulting Services;

               (ii) the reasonable, good faith determination by a majority of the Board of Directors of Healthdyne that: (A) Holt has committed an act constituting fraud, deceit or material misrepresentation with respect to Healthdyne or FMP or any client, customer or supplier of Healthdyne or FMP; or (B) Holt has embezzled funds or assets from Healthdyne or FMP or any client or customer of Healthdyne or FMP;

               (iii) Holt's material breach or default in the performance of any provision of this Agreement; or

               (iv) the reasonable, good faith determination by a majority of the Board of Directors of Healthdyne that: (A) Holt's conduct is unprofessional, unethical or fraudulent in any way; (B) Holt's conduct discredits Healthdyne or FMP or is detrimental to the reputation, character or standing of Healthdyne or FMP; or (C) Holt's conduct is found unprofessional or unethical by a court or administrative agency having jurisdiction over Holt.

          (D) SUBSTANCE ABUSE.  In addition to any other rights or remedies
              ---------------
available to FMP at law, in equity or pursuant hereto, Healthdyne may, in its sole discretion, terminate this Agreement, effective immediately upon delivery of written notice to Holt, upon the reasonable, good faith determination of a majority of the Board of Directors of Healthdyne that Holt has abused or become addicted to any alcoholic, controlled or illegal substance or drug.

     8.   RELEASE.  Holt hereby unconditionally and irrevocably compromises,
          -------
settles and fully and forever releases and discharges FMP and its parent, subsidiaries and affiliates, and their respective directors, officers, shareholders, agents, employees, representatives, attorneys (collectively, the "Indemnified Parties") from and against any and all claims, demands, causes of action, remedies, suits, debts, damages, liabilities and obligations (collectively, the "Claims") of any and every character, known or unknown, suspected or claimed, direct or indirect, at law or in equity, of whatever kind or nature, whether heretofore or hereafter accruing or arising, which Holt ever had, now has or could in the future claim to have against any of the Indemnified Parties in connection with, arising out of or related to Holt's employment with FMP prior to the date of this Agreement. Holt hereby acknowledges that his release of the Claims is a condition of Healthdyne entering into this Agreement. Holt and Healthdyne further acknowledge that this Section 8 is not a release by Holt of any claims in connection with, arising out of or related to Holt's independent contractor relationship with Healthdyne after the date of this Agreement or any other agreement between Holt and Healthdyne.

     9.    NOTICES.
           -------

          (A) All notices and all other communications provided for herein shall be in writing and delivered personally to the other designated party, or mailed by certified or registered mail, return receipt requested, or delivered by a recognized national overnight courier service, as follows:

          If to Holt to:       Richard W. Holt
                               4134 Cambridge Court
                               Schnecksville, Pennsylvania  18078

          with a copy to:      Dominic Liberi, Esquire
                               2005 Market Street, 22nd Floor
                               One Commerce Square
                               Philadelphia, Pennsylvania  19103
                               Telephone Number:  (215) 241-1896
                               Facsimile Number:  (215) 241-1857


          If to Healthdyne:    Healthdyne Technologies, Inc.
                               1255 Kennestone Circle
                               Marietta, Georgia  30066
                               Attn:  President
                               Telephone Number:  (770) 499-1212
                               Facsimile Number:  (770) 421-1684

          with a copy to:      James L. Smith, III, Esquire
                               Troutman Sanders
                               600 Peachtree Street, N.E.
                               5200 NationsBank Plaza
                               Atlanta, Georgia 30308-2216

          (B) Either party hereto may change the address to which notice is to be sent hereunder by written notice to the other party in accordance with the provisions of this Section 9.

     10.  SURVIVAL.  Notwithstanding any expiration or termination of this
          --------
Agreement, the provisions of Section 5 hereof shall survive and remain in full force and effect, as shall any other provision hereof that, by its terms or reasonable interpretation thereof, sets forth obligations that extend beyond the termination of this Agreement.

     11.  GENERAL PROVISIONS.
          ------------------

          (A) BINDING EFFECT AND ASSIGNABILITY.  The rights and obligations
              --------------------------------
under this Agreement shall inure to the benefit of and be binding upon Holt, Healthdyne and their respective heirs, representatives, successors and permitted assigns. Neither this Agreement, nor any rights or obligations of Holt herein shall be transferable or assignable by Holt without Healthdyne's prior written consent, and any attempted transfer or assignment hereof by Holt not in accordance herewith shall be null and void and of no force or effect.
Healthdyne may freely assign this Agreement and its rights or obligations set forth herein to any affiliate or successor to Healthdyne's business.

          (B) ENTIRE AGREEMENT; AMENDMENT.  This Agreement contains the entire
              ---------------------------
agreement of the parties hereto with respect to the subject matter hereof and supersedes any prior agreements, letters or understandings, oral or written, to the contrary and may be altered, amended or modified only by a writing executed by both parties hereto.

          (C) WAIVER.  The waiver of the breach of any term or condition of this
              ------
Agreement shall not be deemed to constitute the waiver of any other or subsequent breach of the same or any other term or condition.

          (D) GOVERNING LAW.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of Georgia.

          (E) SEVERABILITY.  The unenforceability or invalidity of any provision
              ------------
of this Agreement shall not affect the validity or enforceability of the remaining provisions hereof, but such remaining provisions shall be construed and interpreted in such a manner as to carry out fully the intent of the parties hereto; provided, however, that should any judicial body interpreting this
        --------  -------
Agreement deem any provision hereof to be unreasonably broad in time, territory, scope or otherwise, it is the intent and desire of the parties hereto that such judicial body, to the greatest extent possible, reduce the breadth of such provision to the maximum legally allowable parameters rather than deeming such provision totally unenforceable or invalid.

          (F) CAPTIONS AND COUNTERPARTS.  The Section headings set forth herein
              -------------------------
are for convenience of reference purposes only and are not to be used in the interpretation of this Agreement whatsoever. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute the same Agreement; and any signature page from any such counterpart or any electronic facsimile thereof may be attached or appended to any other counterpart to complete a fully executed counterpart of this Agreement and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

          (G) INTERPRETATION.  Should a provision of this Agreement require
              --------------
judicial interpretation, it is agreed that the judicial body interpreting or construing the Agreement shall not apply the assumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that an instrument is to be construed more strictly against the party which itself or through its agents prepared the agreement, it being agreed that all parties and/or their agents have participated in the preparation of this Agreement equally.

          (H) APPLICABLE LAW.  Should any provision of this Agreement,
              --------------
including, without limitation, any provision relating to compensation, be found to be in violation of any applicable law, rule or regulation, the parties hereto agree to execute an amendment to this Agreement to bring such provision into compliance with any such law, rule or regulation, as the case may be.

     IN WITNESS WHEREOF, the parties hereto have executed, or caused their duly authorized representative to execute, this Agreement to be effective as of the Effective Date.
                         "Healthdyne"

                         HEALTHDYNE TECHNOLOGIES, INC.


                         By:
                             ------------------------------
                         Title:
                               ----------------------------


                         "HOLT"



                          --------------------------------
                          RICHARD W. HOLT

                                   EXHIBIT A
                                   ---------


                              CONSULTING SERVICES


A.   Wallaby Halogen Light.  Holt shall assist FMP and/or Healthdyne, at
     ---------------------
     Healthdyne's direction, in completing the product development and commercial introduction of FMP's redesigned Wallaby halogen light (the "Wallaby Light") and shall use his reasonable business efforts to assist Healthdyne and FMP in causing the commercial introduction of the Wallaby Light to occur on or before December 1, 1996.

B.   High Intensity Product.  Holt shall assist FMP and/or Healthdyne, at
     ----------------------
     Healthdyne's direction, in obtaining 510K clearance and approval from the United States Food and Drug Administration for FMP's High Intensity Product as soon as reasonably practicable.

C.   General.  Holt shall assist Healthdyne and/or FMP, at Healthdyne's
     -------
     direction, with the transition of FMP's business and operations and in achieving product development and sales objectives for FMP's products. In connection therewith, Holt shall perform such duties and have such responsibilities as may be reasonably prescribed by Healthdyne from time to time, including, without limitation, the following: (1) sales product training; (2) customer relations; (3) new product development and launch activities; (4) supplier relations; (5) national account relations; (6) transition related issues; (7) trade show activities; (8) thought and leader development; and (9) clinical studies. Holt acknowledges that the scope of such duties and responsibilities may include both domestic and international travel.

                                   EXHIBIT B
                                   ---------

                              RESTRICTED TERRITORY



Argentina
Australia
Belgium
Brazil
Canada
Czechoslovakia
Cyprus
Denmark
Egypt
Finland
France
Germany
Hong Kong
Ireland
Italy
Japan
Korea
Kuwait
Lebanon
Netherlands
New Zealand
Norway
Russia
Philippines
South Africa
Spain
Sweden
Switzerland
Syria
Taiwan
Thailand
Turkey
United Kingdom
Portugal